PURCHASE AND SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS




                          Dated as of November 4, 1996
                                    between
                          UNION SQUARE HOTEL PARTNERS,
                      L.P. a Delaware limited partnership
                                   as Seller

                                      and
                            HT-HOTEL EQUITIES, INC.
                             a Delaware corporation
                                    as Buyer



           PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS


  This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made as of November 4, 1996, between UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership ("Seller"), and HT-HOTEL EQUITIES, INC., a Delaware corporation ("Buyer"), for the purpose of setting forth the agreement of the parties and of instructing FIRST AMERICAN TITLE INSURANCE COMPANY ("Escrow Holder") with respect to the transactions contemplated by this Agreement.

                             R E C I T A L S

     A. Seller is the owner of certain real property located at 345 Stockton Street, San Francisco, California, as more particularly described in Exhibit A attached hereto and incorporated herein by reference, upon which is located certain improvements commonly known as the "Grand Hyatt San Francisco," consisting of a 687 key hotel building (695 keys including the six (6) general manager rooms and two (2) business plan center rooms), and which also contains meeting rooms and banquet facilities, a three-story commercial building, and service areas (the "Hotel").

     B. Seller is the owner of certain items of personal property located in and used in the operation of the Hotel, including, but not limited to furniture and furnishings, hotel equipment, uniforms and kitchenware.

     C. The Hotel is leased to and operated by California Hyatt Corporation ("Operator") pursuant to that certain Agreement and Lease, dated January 4, 1973, as amended by First Amendment to Lease dated as of August 29, 1986, Second Amendment to Lease dated as of May 1, 1989, Third Amendment to Lease dated as of June 30, 1992, and Fourth Amendment to Lease dated as of August 29, 1996, the landlord's interest in such lease having been assigned by mesne assignments to Seller (as so amended and assigned, and as such lease may hereafter be further amended, the "Operating Lease").

     D. Buyer desires to purchase the Property (as hereinafter defined) and assume the landlord's interest in the Operating Lease from Seller, and Seller desires to sell the Property and assign the landlord's interest in the Operating Lease to Buyer, on the terms and conditions set forth herein.
                            A G R E E M E N T
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:


II.                            EFFECTIVE DATE
     This Agreement shall be effective (the "Effective Date") when a fully executed copy of this Agreement (or a fully executed copy in counterparts) is deposited with Escrow Holder. Escrow Holder is hereby instructed to immediately notify in writing each party to this Agreement of the Effective Date.

III.                             DEFINITIONS
  The following terms and references shall have the meanings indicated below:

(a) "Adjustments" shall have the meaning ascribed thereto in section 9.6(b) of this Agreement.

(b) "Agreement" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

(c) "Assignment and Assumption of Contracts" shall have the meaning ascribed thereto in Article III of this Agreement.

(d) "Assignment and Assumption of Operating Lease" shall have the meaning ascribed thereto in Article III of this Agreement.

(e) "Balance" shall have the meaning ascribed thereto in Section 4.2(b) of this Agreement.

(f) "Bill of Sale" shall have the meaning ascribed thereto in Article III of this Agreement.

(g) "Broker" shall have the meaning ascribed thereto in Section 14.2(a) of this Agreement.

(h) "Buyer" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

(i) "Closing" means the consummation of the transactions contemplated by this Agreement.

(j)  "Closing Date" means the date the Grant Deed is recorded.

(k) "Closing Statements" shall have the meaning ascribed thereto in Section 9.8(a) of this Agreement.

(l)  "Condemnation Notice" shall have the meaning ascribed thereto in Section
     13.2 of this Agreement.

(m) "Contracts" shall have the meaning ascribed thereto in Article III of this Agreement.

(n) "Deposit" shall have the meaning ascribed thereto in Section 4.2(a) of this Agreement.

(o) "Documents" shall have the meaning ascribed thereto in Section 6.4(b) of this Agreement.

(p) "Effective Date" shall have the meaning ascribed thereto in Article I of this Agreement.

(q) "Equipment Lease" means a personal property lease entered into by Seller and covering any items that, if not leased, would constitute Personal Property.

(r) "Escrow" shall have the meaning ascribed thereto in Section 9.1 of this Agreement.

(s) "Escrow Holder" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

(t)  "Estoppel Agreement" shall have the meaning ascribed thereto in Section
     8.3 of this Agreement.

(u) "Excluded Reports" shall have the meaning ascribed thereto in Section 5.2(c) of this Agreement.

(v) "FF&E" means furniture, trade fixtures, equipment, machinery, appliances, fittings, and other removable articles of personal property of every kind and nature that are owned by Seller and used exclusively in the operation of the Hotel. FF&E shall exclude any personal property owned or leased by the Operator.

(w) "FF&E Reserves" means all of Seller's funds, reserves, escrows, and accounts for the replacement and repair of FF&E which are held in trust for Seller by Operator, including, without limitation, the "Fund for Replacement of and Additions to Furnishings and Equipment" and the "Reserve for Replacement of Operating Equipment," as such terms are defined in the Operating Lease.

(x) "Fifth Amendment" shall have the meaning ascribed thereto in Section 9.3(f) of this Agreement.

(y) "Grant Deed" shall have the meaning ascribed thereto in Article III of this Agreement.

(z) "Holiday" shall have the meaning ascribed thereto in Section 14.17 of this Agreement.

(aa) "Hotel" shall have the meaning ascribed thereto in Recital A of this Agreement.

(bb) "Hyatt Loan" means the non-recourse loan from Hyatt Corporation to Seller governed by that certain Loan Agreement dated May 1, 1989 (as amended) and evidenced by that certain Amended and Restated Promissory Note dated June 30, 1992 executed by Seller and payable to Hyatt Corporation in the original principal amount of $3,217,733, which promissory note is secured by that certain Third Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of May 1, 1989 to First American Title Insurance Company, a California corporation, as trustee, for the benefit of Hyatt Corporation and encumbering the Property (as such deed of trust has heretofore been amended and supplemented) and by that certain Third Assignment of Lessor's Interest in Leases, dated as of May 1, 1989 (as such assignment has heretofore been amended and supplemented) by Seller to Hyatt Corporation. In connection with the transactions contemplated hereby, Buyer shall assume the obligations of the borrower under the Hyatt Loan and shall cause Hyatt Corporation to release Seller from any and all obligations in connection with the Hyatt Loan.

(cc) "Improvements" shall have the meaning ascribed thereto in Article III of this Agreement.

(dd) "Information" shall have the meaning ascribed thereto in Section 5.1(d) of this Agreement.

(ee) "Land" shall have the meaning ascribed thereto in Article III of this Agreement.

(ff) "Limited Partner Approval" shall have the meaning set forth in Section 8.1(a) hereof.

(gg) "Limited Partners" means, collectively, the limited partners and unit holders of Seller.

(hh) "Limited Partner Vote" shall have the meaning set forth in Section 8.1(a) hereof.

(ii) "Limited Partner Vote Notice" shall have the meaning set forth in
     Section 8.1(b) hereof.

(jj) "Liquor Licenses" means any government licenses, permits, or other authorizations for the sale and/or service of liquor, wine, beer, or other alcoholic beverage at the Hotel.

(kk) "Meeting" shall have the meaning set forth in Section 8.1(a) hereof.

(ll) "Meeting Notice" shall have the meaning set forth in Section 8.1(b) hereof.

(mm) "Miscellaneous Property Assets" shall have the meaning ascribed thereto in Article III of this Agreement.

(nn) "Operating Lease" shall have the meaning ascribed thereto in Recital C of this Agreement.

(oo) "Operator" shall have the meaning ascribed thereto in Recital C of this Agreement.

(pp) "Owner's Title Policy" shall have the meaning ascribed thereto in
     Section 6.1 of this Agreement.

(qq) "Permits" shall have the meaning ascribed thereto in Article III of this Agreement.

(rr) "Permitted Exceptions" shall have the meaning ascribed thereto in
     Section 6.1 of this Agreement.

(ss) "Personal Property" shall have the meaning ascribed thereto in Article III of this Agreement.

(tt) "Postponement Notice" shall have the meaning set forth in Section 8.1(b) hereof.

(uu) "Pritzker Affiliate" shall mean and include (i) any one or more of the direct lineal descendants, natural or adoptive, of Nicholas J. Pritzker, deceased, or their respective current or former spouses, (ii) any one or more trusts, the principal beneficiaries of which are one or more of the persons described in clause (i) above, and (iii) any general or limited partnership, corporation or limited liability company, one hundred percent (100%) of the voting securities or ownership interests in which are owned, directly or indirectly, by one or more of the persons or entities described in clauses (i) or (ii) above.

(vv) "Pritzker Transferee" shall mean and include any general or limited partnership, corporation or limited liability company, at least fifty- one percent (51%) of the voting securities or ownership interests in which are owned, directly or indirectly, by a Pritzker Affiliate.

(ww) "Property" shall have the meaning ascribed thereto in Article III of this Agreement.

(xx) "Proration Escrow" shall have the meaning ascribed thereto in Section 9.6(d) of this Agreement.

(yy) "Protected Marks" shall mean all trademarks, service marks, trade names, logos, designs, and all goodwill appurtenant thereto, owned by Hyatt Corporation, a Delaware corporation, or any direct or indirect parent or subsidiary of Hyatt (including Operator), or other corporation under common control with Hyatt Corporation, or which may be owned by lessees under Subleases.

(zz) "Protected Name" shall mean the name "Hyatt", and any variations thereof or derivations thereof, whether used alone or in combination with one or more other words or names.

     (aaa) "Proxy Materials" shall have the meaning set forth in Section 8.1(c) hereof.

     (bbb) "PTR" shall have the meaning ascribed thereto in Section 6.2(a) of this Agreement.

     (ccc)  "Purchase Price" shall have the meaning ascribed thereto in
            Section 4.1 of this Agreement.

     (ddd) "Real Property" shall have the meaning ascribed thereto in Article III of this Agreement.

     (eee) "Seller" shall have the meaning ascribed thereto in the introductory paragraph of this Agreement.

     (fff) "Seller's Non-Foreign Affidavit" shall have the meaning ascribed thereto in Section 7.1 of this Agreement.

     (ggg) "Seller's Partnership Agreement" shall mean that certain Second Amended and Restated Agreement of Limited Partnership of Shearson Union Square Associates Limited Partnership, dated as of September 1, 1986.

    (hhh) "Sublease" means any space lease, license, concession, or other such arrangement for the use of space within the Hotel, other than the transient use of guest rooms, banquet rooms, dining rooms, conference rooms, or other facilities in the Hotel by Hotel guests in the ordinary course of Hotel business, including, without limitation, those subleases set forth on Exhibit A-1 attached hereto.

    (iii) "Survey" shall have the meaning ascribed thereto in Section 6.2 of this Agreement.

    (jjj)  "Title Company" shall have the meaning ascribed thereto in Section
           6.1 of this Agreement.

    (kkk) "Transfer" shall have the meaning ascribed thereto in Section 14.3(a) of this Agreement.


IV.                       PROPERTY SUBJECT TO AGREEMENT

     Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, all of Seller's right, title and interest in and to the following
(collectively, the "Property"):

1. Land - that certain land described in Exhibit A attached hereto, and all appurtenant rights, privileges, and easements thereto (collectively, the "Land"). The Land and the Improvements (collectively, the "Real Property") shall be conveyed from Seller to Buyer pursuant to a Grant Deed (the "Grant Deed") substantially in the form of Exhibit B attached hereto and incorporated herein by reference.

2. Improvements - those certain buildings, structures, fixtures, and other improvements, including, without limitation, the Hotel, located on the Land (collectively, the "Improvements").

3. Personal Property - that certain personal property located at and used exclusively for the operation, maintenance, and management of the Hotel as of the Closing Date, including, without limitation, the FF&E (collectively, the "Personal Property"). Notwithstanding anything to the contrary contained in this Agreement, the Personal Property does not include: the property leased by Seller under the contracts described in Schedule II to the Bill of Sale; all personal property owned by the Operator; all personal property owned by guests of the Hotel; property owned by any subtenant under any Sublease; and property owned by any suppliers, vendors or contractors serving the Hotel or any sublessee. The Personal Property shall be conveyed from Seller to Buyer pursuant to a Bill of Sale (the "Bill of Sale") substantially in the form of Exhibit C attached hereto and incorporated herein by reference.

4. Contracts - those certain contracts and agreements relating to the improvement, maintenance, repair, or operation of the Hotel in effect on the Closing Date, if any, entered into by Seller, including, without limitation, the Equipment Leases (collectively, the "Contracts"). Seller's interest in the Contracts shall be conveyed to Buyer pursuant to an Assignment and Assumption of Contracts, Permits and Miscellaneous Property Assets (the "Assignment and Assumption of Contracts") substantially in the form of Exhibit D attached hereto and incorporated herein by reference. "Contracts" does not include contracts or agreements entered into by Operator.

5. Operating Lease - the Operating Lease as in effect on the Closing Date. Seller's interest in the Operating Lease shall be conveyed to Buyer pursuant to an Assignment, Assumption and Indemnity Agreement (the "Assignment and Assumption of Operating Lease") substantially in the form of Exhibit E attached hereto and incorporated herein by reference.

6. Permits - all licenses, franchises and permits obtained by Seller, if any, used in or relating to the ownership, occupancy or operation of the Property or any part thereof (the "Permits"), other than those which, under applicable law or under provisions applicable to any particular Permit in question, are nontransferable. Seller's interest in the Permits shall be conveyed to Buyer pursuant to the Assignment and Assumption of Contracts.

7. Miscellaneous Property Assets - all contract rights, leases, concessions, trademarks, service marks, trade names (including the names of restaurants, lounges and meeting rooms), logos, copyrights, and rights under guaranties or warranties relating to goods, merchandise or services at or relating to the Hotel (collectively, the "Miscellaneous Property Assets"), but the Miscellaneous Property Assets shall not include (and there shall be expressly excluded) the Contracts, the Operating Lease, the Permits, and the Protected Name and all Protected Marks. Seller's interest in the Miscellaneous Property Assets shall be conveyed to Buyer pursuant to the Assignment and Assumption of Contracts.


V.      PURCHASE PRICE, PAYMENT OF PURCHASE PRICE AND LIQUIDATED DAMAGES

A. Purchase Price. Subject to the terms, conditions, and provisions contained in this Agreement, Buyer agrees to pay, and Seller agrees to accept, as consideration for conveyance of the Property to Buyer, the sum of One Hundred Twenty-Six Million Nine Hundred Thousand Dollars ($126,900,000) (the "Purchase Price").

B. Payment of Purchase Price; Deposit. The Purchase Price shall be paid by Buyer as follows:

1. Ten Million Dollars ($10,000,000) (the "Deposit") shall be placed into Escrow by wire transfer of immediately available funds to Escrow Holder within one (1) business day following the Effective Date. Escrow Holder shall immediately notify Seller by facsimile in accordance with Section 14.1 hereof of Escrow Holder's receipt of the Deposit. The Deposit shall become nonrefundable upon deposit into Escrow, except as otherwise provided herein.

2. The balance of the Purchase Price, subject to adjustments as provided in Sections 9.6 and 9.7 hereof and taking into account all interest earned on the Deposit (the "Balance"), shall be placed into Escrow by wire transfer of immediately available funds to Escrow Holder at least one (1) business day before the scheduled Closing. If the purchase of the Property by Buyer hereunder is consummated, then the Deposit shall constitute a part of and be applied against the Purchase Price. If the purchase of the Property by Buyer hereunder is not consummated, then the Deposit shall either be returned to Buyer or be paid to Seller in accordance with the provisions hereinafter set forth.

C. Allocation of Purchase Price. Subject to the prorations and adjustments hereinafter provided, the Purchase Price shall be allocated as follows:
     $118,556,000 for the Real Property and $8,344,000 for the Personal Property. Notwithstanding the allocation of the Purchase Price, the sale of the Property shall be on an all or nothing basis, the sale of each item of Property to be conditioned upon the simultaneous sale of all other items of Property on a concurrent basis. Buyer shall have no right to purchase, and Seller shall have no right to cause Buyer to purchase, less than all of the Property as an entirety in accordance with the provisions of this Agreement. Nevertheless, both Buyer and Seller agree that in all public filings and reports, including, without limitation, any transfer tax declarations and any federal or state income tax returns, the various items of Property shall be valued as herein provided or, if not specifically provided for herein, then Buyer and Seller shall negotiate in good faith any additional allocations for the Property using, to the extent required, the method set forth in section 1060 of the Internal Revenue Code of 1986 (as amended) and the Treasury Regulations promulgated thereunder for purposes of filing Forms 8594 with the Internal Revenue Service.

D. Investment of Deposit. Escrow Holder shall place the Deposit in money market accounts, certificates of deposit, United States government obligations, or in a collateralized interest-bearing account or accounts, as shall be directed in writing by Buyer and Seller. All interest on the Deposit shall accrue for the benefit of Buyer until the Closing. Notwithstanding the foregoing, however, in the event of any default by Buyer hereunder, all interest earned on such account shall accrue to the benefit of Seller. Seller shall not be responsible for nor bear the risk of loss of the Deposit, and shall not be responsible for the rate of return thereon.

E. Liquidated Damages. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE THIS AGREEMENT IS TERMINATED BY SELLER UNDER
SECTION 14.22(d) HEREOF, AND SELLER HAS OTHERWISE SATISFIED ALL MATERIAL CONDITIONS REQUIRED TO BE SATISFIED BY SELLER ON OR BEFORE THE DATE OF SUCH TERMINATION, ESCROW HOLDER, WITHOUT ANY FURTHER INSTRUCTION FROM EITHER
SELLER OR BUYER, AND DESPITE ANY INSTRUCTIONS FROM BUYER TO THE CONTRARY,
SHALL PAY TO SELLER THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) AND SELLER SHALL RETAIN SUCH AMOUNT AS LIQUIDATED
DAMAGES.  THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT
OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES
EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE DEPOSIT (PLUS INTEREST) HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF
SELLER'S DAMAGES IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER
IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE
PART OF BUYER.  THE PARTIES FURTHER ACKNOWLEDGE THAT SUCH LIQUIDATED
DAMAGES HAVE BEEN AGREED UPON AS SELLER'S EXCLUSIVE REMEDY AGAINST
BUYER IN THE EVENT THAT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE OF A DEFAULT HEREUNDER ON THE PART OF BUYER, PROVIDED THAT (A) THE FOREGOING SHALL NOT LIMIT SELLER'S RIGHTS OR REMEDIES WITH
RESPECT TO (1) THE OBLIGATIONS OF BUYER UNDER SECTIONS 5.2(c), 14.2(b) AND
14.11 HEREOF, (2) THOSE RIGHTS AND OBLIGATIONS THAT, BY THEIR TERMS, SURVIVE THE TERMINATION OF THIS AGREEMENT AND (3) DAMAGES OF SELLER RESULTING FROM A BREACH OF THIS AGREEMENT ON THE PART OF BUYER BUT FOR WHICH SELLER IS NOT ENTITLED TO THE LIQUIDATED DAMAGES DESCRIBED IN THIS SECTION 4.5; AND (B)
BUYER SHALL ALSO BE RESPONSIBLE FOR THE PAYMENT OF ALL TITLE COMPANY AND
ESCROW CANCELLATION CHARGES.
     NOTHING CONTAINED IN THIS SECTION 4.5 SHALL BE DEEMED TO LIMIT ANY OF
THE INDEMNITIES OF BUYER OR SELLER CONTAINED ELSEWHERE IN THIS AGREEMENT. IN THE EVENT THAT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS CONSUMMATED, THIS SECTION 4.5 SHALL BE OF NO FURTHER FORCE OR EFFECT.

                              "Seller"
                              UNION SQUARE HOTEL PARTNERS, L.P.,
                              a Delaware limited partnership


                         By:  Union Square/GP Corp.,
                              a Delaware corporation
                        Its:  General Partner


                         By:  s/Jeffrey C. Carter/
                              --------------------
                 Print Name:  Jeffrey C. Carter
                Print Title:  President


                              "Buyer"

                              HT-Hotel Equities, Inc.
                              a Delaware corporation


                         By:
                              ------------------------
                 Print Name:
                              ------------------------
                Print Title:
                              ------------------------


VI.                  "AS IS, WHERE IS" SALE

A. "AS IS, WHERE IS" Sale. Buyer acknowledges (i) that Seller owns the Property but is a passive owner of the Property and has not and does not directly operate or manage the Property and (ii) Operator, an affiliate of Buyer, is the operator and manager of the Property. As an essential inducement to Seller to sell the Property to Buyer on the favorable terms and conditions set forth in this Agreement, Buyer acknowledges, understands, and agrees as follows:

1. (i) Buyer is (or is controlled by) a sophisticated purchaser who is familiar with this type of property and Operator, an affiliate of Buyer, has leased and operated the Hotel under the Operating Lease since 1973; (ii) except as set forth herein, neither Seller nor any of its agents, brokers, officers, directors, shareholders, or employees has made or will make any representations or warranties of any kind whatsoever, whether oral or written, express or implied, with respect to the Property; and
(iii) Buyer will be purchasing the Property in its "AS IS, WHERE IS" condition and "WITH ALL FAULTS". Buyer has been afforded the opportunity to make any and all inspections of the Property and such related matters as Buyer desired.

2. In particular, but without limiting the generality of subsection (a) above, except as set forth herein, neither Seller nor any of its agents, brokers, officers, directors, shareholders, or employees has made or will make any representations or warranties, whether oral or written, express or implied, with respect to the economic value of the Property, adequacy of utilities serving the Property, the fitness or suitability of the Property for Buyer's intended uses or the present use of the Property, or the physical condition, occupation, or management of the Property, its compliance with applicable statutes, laws, codes, ordinances, regulations, or requirements relating to occupancy, leasing, zoning, subdivision, removal of architectural or communications barriers, planning, building, fire, safety, health or environmental matters (including, without limitation, the presence or absence of asbestos or toxic or hazardous substances or materials), compliance with covenants, conditions, and restrictions (whether or not of record), other local, municipal, regional, state, or federal requirements, or other statutes, laws, codes, ordinances, regulations, or requirements.

3. Further, but again without limiting the generality of subsection (a) above, Seller expressly disclaims and negates, as to the Personal Property and all of the other Property: (i) any implied or express warranty of merchantability; (ii) any implied or express warranty of fitness for a particular purpose; and (iii) any implied warranty with respect to the condition of the Property, the past or projected financial condition of the Property (including, without limitation, the income or expenses thereof) or the uses permitted on, the development requirements for, or any other matter or thing relating to all or any portion of the Property.

4. In addition, but again without limiting the generality of subsection (a) above: (i) all documents, reports, studies and other information or materials delivered or disclosed to Buyer by Seller (the "Information"), including, without limitation, that certain Phase I Environmental Site Assessment, dated as of July 17, 1996 (the "Environmental Assessment"), are being provided to Buyer for informational purposes only and only as an accommodation to Buyer;
(ii) unless expressly stated otherwise, all of the Information relates to the period from and after Seller's acquisition of title to the Property, and Seller is not providing and will not provide any documents, reports, studies, or other information or materials regarding any aspect of Seller's relationship with Seller's predecessor(s)-in-title; (iii) Seller has not made, is not making, and will not make any representation, warranty, or promise of any kind, express or implied, concerning the accuracy or completeness of all or any part of the Information; and (iv) any inaccuracy, incompleteness, or deficiency in any part of the Information shall be solely the risk and responsibility of Buyer, shall not be chargeable in any respect to Seller, and shall not form the basis of any claims by Buyer against any person or entity that prepared, authored, compiled, or created any part of the Information, such claims being expressly waived and relinquished by Buyer. Seller shall provide reasonable assistance (provided that such assistance shall be at no cost to Seller) to Buyer in obtaining a reliance letter from the firm which prepared the Environmental Assessment, entitling Buyer (and Buyer's lender, if any) to rely thereon as if the same had been addressed to Buyer (and Buyer's lender, if any).

5. Buyer hereby absolutely and unconditionally waives and releases Seller, to the fullest extent permitted under law, from and of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses with respect to all obligations for or pertaining to the existence of asbestos, hazardous materials, environmental contami nation or conditions at, in, on, under or from the Property arising under or based upon any federal, state, local or foreign laws or regulations, or based upon common law or otherwise, whether now or hereafter in effect, including, without limitation, all those provisions of law that exclude or may exclude unknown or unsuspected claims from general release. THIS WAIVER AND RELEASE BY BUYER SPECIFICALLY, BUT WITHOUT LIMITATION, INCLUDES
BUYER'S WAIVER AND RELEASE OF ANY CLAIMS UNDER SECTION 1542
OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES, "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST
IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM
MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR", THE PROVISIONS OF WHICH BUYER HEREBY SPECIFICALLY ACKNOWLEDGES, AFTER CONSULTATION WITH LEGAL COUNSEL AND WITH FULL KNOWLEDGE OF THE CONSEQUENCES OF ITS ACTIONS.


          __________ Buyer's initials


6. To the extent required to be operative, the disclaimers or warranties contained herein are "conspicuous" disclaimers for purposes of any applicable law, rule, regulation, or order.

B.   Inspection.

1. Prior to the date hereof, Seller has permitted Buyer and its representatives to enter upon and inspect the Property and to conduct soils, engineering, and any other tests or studies as Buyer desired. In connection with such inspections, Seller has provided to Buyer (subject to the limitations set forth in Section 5.1(d) hereof), copies of any documents, reports, studies and other information in Seller's possession relating to the physical condition of the Property and requested by Buyer. Buyer has and shall keep the Property free and clear of any mechanic's or materialmen's liens arising out of any entry, inspection, test, or study conducted by Buyer or its representatives. If Buyer has not already done so, Buyer shall promptly restore the Property to its previous condition before any such inspections, studies, or tests were performed.

2. If, during such inspections, Buyer or its representatives undertook any borings or other disturbances of the soil, the soil shall be re-compacted to its condition immediately before any such borings or other disturbances were undertaken, and Buyer shall obtain, at Buyer's own expense, a certificate from a licensed soils engineer that certifies that the soil has been re-compacted to such condition.

3. Notwithstanding any general liability or other insurance that may be maintained by Buyer, Buyer shall indemnify and defend Seller and Operator and hold Seller and Operator harmless (using counsel reasonably satisfactory to Seller) from any and all liability, loss, cost, damage, or expense (including, without limitation, reasonable attorneys' fees and costs) that Seller or Operator may sustain or incur by reason of or in connection with any such entry, inspections, studies, or tests. The indemnity obligations of Buyer under this Agreement shall survive any termination of this Agreement or the delivery of the Grant Deed and the transfer of title to the Property. If this Agreement is terminated for any reason other than pursuant to Section 14.22(c) hereof, Buyer shall deliver to Seller, without charge therefor, all originals and copies of any and all inspections, studies, tests, surveys, or other reports made by or for or provided to Buyer with respect to the Property other than any economic studies, financial analyses or capital improvement and rehabilitation studies or programs relating to the Property (the "Excluded Reports").


VII.              TITLE TO PROPERTY; APPROVALS

A. Title. At the Closing, Seller shall convey to Buyer fee title to the Real Property by execution and delivery of the Grant Deed and by execution and delivery of the Assignment and Assumption of Operating Lease. The issuance by First American Title Insurance Company (the "Title Company") of an American Land Title Association Owner's Policy of Title Insurance in the amount of the Purchase Price (the "Owner's Title Policy") shall be conclusive evidence of Seller's delivery of fee title acceptable to Buyer. At Closing, the Title Company shall deliver the Owner's Title Policy to Buyer and shall have obtained reinsurance for a portion of the title insurance coverage reasonably satisfactory to Buyer from reinsurers reasonably satisfactory to Buyer under direct access agreements reasonably satisfactory to Buyer; provided that any additional cost for such reinsurance
(above the premium for the Owner's Title Policy) shall be borne by Buyer. Buyer's sole recourse for any defect in the title actually acquired by Buyer shall be to enforce Buyer's rights under the Owner's Title Policy, and Seller shall have no liability to Buyer based upon any defect in the title actually acquired by Buyer. The Owner's Title Policy shall be issued by the Title Company in the amount of the Purchase Price, and shall insure fee title to the Real Property in Buyer, subject only to the Operating Lease, property taxes and assessments not yet delinquent, and such other exceptions to title as may be accepted and/or approved by Buyer pursuant to Section 6.2 hereof (collectively, the "Permitted Exceptions"), and with full- extended coverage over the general exceptions and the following endorsements: Access, ALTA 9, Restrictions, Survey and Tax Information.

B.   Approval of Title.

1. Seller has delivered to Buyer, and Buyer has reviewed: (i) that certain preliminary title report dated July 16, 199[6], concerning the Real Property, issued by the Title Company under order no. T-260418-MW (the "PTR"), including copies of all documents referred to in the PTR as encumbering the Real Property as well as (ii) a copy of that certain ALTA/ACSM Land Title Survey of the Real Property prepared by Tronoff Associates and dated September 12, 1996 (the "Survey"), which Seller shall, at Seller's expense, cause to be certified to Buyer (and Buyer's lender, if any) prior to the Closing (provided that any additional survey work required by Buyer or Buyer's lender shall be at the sole cost and expense of Buyer). Buyer has approved the condition of title to the Real Property subject to (i) all matters disclosed on the Survey, and (ii) all matters disclosed in the PTR and in all documents referred to in the PTR as encumbering the Real Property; provided, however, that Buyer has not approved matters shown on the PTR or disclosed on the survey to the extent required to be discharged by Seller on or before the Closing as hereinafter specifically set forth in subparagraph
(b) of this Section 6.2.

2. Seller shall cause the matters of title reflected on the PTR as exceptions no. 9 - 12 (inclusive), 16 and 17 to be removed from title or otherwise insured against under the Owner's Title Policy at Closing. Buyer shall accept the following matters of title (each of which shall be deemed a "Permitted Exception" hereunder): matters reflected on the PTR as exceptions no. 1 - 8 (inclusive), 13, 14 and 15; the applicable zoning and use regulations of any applicable governmental authority; possessory interests in the Property of less than thirty (30) days' duration arising in the ordinary course of the operation of the Hotel; rights of tenants and sub-tenants, under Subleases entered into by Operator, as tenants only, without any option to purchase or right of first refusal for all or any portion of the Real Property; and any mechanic's or other liens arising out of Buyer's entry upon the Property.
Buyer has reviewed and approved all matters shown on the Survey (and shall accept the Property and the Owner's Title Policy subject to any items shown on the Survey which may be excepted by the Title Company).

3. Prior to the Closing, Seller shall not take any action or commit or suffer any acts which would give rise to a material variance from the current legal description of the Real Property, or cause the creation of any detrimental exception or encumbrance against or respecting the Real Property other than Permitted Exceptions, without in each case the prior written consent of Buyer, which consent may be withheld in Buyer's discretion.

4. Notwithstanding the foregoing provisions of this Section 6.2, Buyer acknowledges and agrees that any matters resulting from the act of Operator or the failure of Operator to perform any action required to be performed by it under the terms of the Operating Lease, made without the express written direction of Seller, which could otherwise result in an unpermitted exception to title (including, without limitation, Operator's execution and delivery of any additional Subleases at the Property or creation of liens upon the Property) shall be deemed to be "Permitted Exceptions" hereunder.

C. Personal Property and Contracts, Permits and Miscellaneous Property Assets. At Closing, Seller shall transfer to Buyer title to Seller's interest in the Personal Property and the Contracts, Permits and Miscellaneous Property Assets by execution and delivery of the Bill of Sale and the Assignment and Assumption of Contracts respectively. Buyer shall assume all Contracts, including those Contracts, if any, that are terminable only upon the payment of a penalty, and Buyer shall be responsible for any such penalty. Seller and Buyer specifically waive compliance with California Uniform Commercial Code, Sections 6101, et seq., commonly referred to as the Uniform Commercial Code Bulk Transfers, and any similar provisions under the laws of the State of California.

D.   Approval of Other Matters.

1. Buyer has conducted and completed its inspections of the Property as described in Section 5.2 hereof and Buyer shall have no right to terminate this Agreement based upon the physical condition of the Property or any matter which was (or might have been) disclosed by Buyer's inspections thereof or otherwise, except as expressly set forth herein.

2. Buyer hereby acknowledges that the transfer documents attached hereto as exhibits (the "Documents"), as revised to conform to the specific terms of this Agreement, will be used at Closing. Buyer hereby unconditionally approves the form of all the Documents, subject to completion of any uncompleted information to be set forth therein in accordance with the terms of this Agreement.

VIII.       BUYER'S CONDITIONS PRECEDENT TO CLOSING

     The following conditions are conditions precedent to Buyer's obligation to purchase the Property:

A. Owner's Title Policy. The Title Company shall be irrevocably committed to issue to Buyer the Owner's Title Policy (with such reinsurance and endorsements thereto as are set forth in Section 6.1 hereof), subject only to the Permitted Exceptions.

B. Seller's Non-Foreign Affidavit. Buyer shall have received a Non-Foreign Affidavit ("Seller's Non-Foreign Affidavit") executed by Seller and satisfying the requirements of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the requirements of Section 18805 of the California Revenue and Taxation Code, as amended, substantially in the form attached hereto as Exhibit F and incorporated herein by reference.

C. Seller's Organizational Documents. Within fifteen (15) business days after the Effective Date, Seller shall deliver the following to Buyer at the address set forth in Section 14.1 hereof: certified copies of Seller's Partnership Agreement and Certificate of Limited Partnership, and all amendments or modifications thereto, and, if available, a certificate of good standing.

D. Compliance by Seller. Seller shall have complied in all material respects with each and every covenant and condition of this Agreement to be kept or complied with by Seller.

E. Representations and Warranties. The representations and warranties of Seller contained in Section 10.2 and elsewhere in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, and Buyer shall have received a certificate to that effect by a duly authorized officer of the general partner of Seller (the liability thereunder being solely that of Seller and not the personal liability of the officer executing the same).

F. Limited Partner Approval. Seller shall have obtained the Limited Partner Approval and delivered the Limited Partner Vote Notice evidencing the same to Buyer and Escrow Holder.

G. Covenant to Satisfy Conditions. Seller hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Buyer to be fully satisfied, performed and discharged on and as of the Closing Date, except that Seller shall not have any obligation to expend any funds, or incur any liabilities or obligations, which it would not otherwise be required to spend or incur under the provisions of this Agreement.

IX.         SELLER'S CONDITIONS PRECEDENT TO CLOSING

     The following conditions are conditions precedent to Seller's obligation to sell the Property:

A. Limited Partner Vote. Although Seller believes that the approval of the Limited Partners is not required for the sale of the Property to Buyer, Seller has nonetheless agreed, at Seller's sole cost and expense, to present the sale to the Limited Partners for their approval.

1. Solicitation. Seller shall solicit the authorization, approval or ratification (the "Limited Partner Vote") by the Limited Partners of the sale of the Property as contemplated hereby. Seller shall solicit the Limited Partner Vote by duly noticing and holding a meeting of the Limited Partners (the "Meeting") at which the Limited Partners may vote, in person or by proxy, on the matters described above, or by soliciting the Limited Partners written consent, whichever method Seller believes in its sole and absolute discretion will more expeditiously result in the receipt of the approval of the sale of the Property as contemplated hereby by the affirmative action of Limited Partners holding a majority of the outstanding "Interests" (as defined in Seller's Partnership Agreement) (the "Limited Partner Approval").

2. Limited Partner Vote Notice. Within three (3) business days of obtaining knowledge thereof, Seller shall provide written notice (the "Meeting Notice") to Buyer and Escrow Holder of the date set for the Meeting. In addition, within three (3) business days of obtaining knowledge thereof, Seller shall provide written notice (each, a "Postponement Notice") of any postponement of the date set for the Meeting, and the new date therefor. Finally, within three (3) business days after conducting the Limited Partner Vote, Seller shall deliver written notice of the result thereof (the "Limited Partner Vote Notice") to Buyer and Escrow Holder, in substantially the form of Exhibit J attached hereto.

3. Proxy Materials. Buyer and Seller each acknowledges and agrees that Buyer shall have no responsibility for, or involvement or participation in, the preparation, execution, issuance or dissemination of the materials (the
"Proxy Materials") to be prepared and filed with the Securities and Exchange Commission and thereafter distributed to the Limited Partners in connection with soliciting the Limited Partner Approval. Notwithstanding the foregoing, Buyer shall reasonably cooperate with Seller, to the extent requested by Seller and/or the Securities and Exchange Commission, with respect to the preparation of the Proxy Materials and in no event shall Buyer delay comments or such cooperation for more than three business days, provided that Seller shall pay any reasonable and actual out-of-pocket costs (excluding the fees, charges and disbursements of attorneys and accountants) incurred by Buyer in connection with such requested cooperation. Seller shall provide Buyer with a draft of the Proxy Materials at least one business day prior to submission of the Proxy Materials to the Securities and Exchange Commission and shall deliver to Buyer final and definitive versions of the Proxy Materials together with delivery thereof to the Limited Partners. If, at any time prior to the Meeting, any event or circumstance relating to Buyer or Seller should be discovered by such party which should be set forth in an amendment or a supplement to the Proxy Materials, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

4. Indemnification. Each party hereto shall (i) indemnify (in such role, an "Indemnifying Party") and hold harmless each other party and their respective partners, affiliates, directors, officers and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever to which an Indemnified Party may become subject, under the Securities Exchange Act of 1934, as amended or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Materials, including any amendment or supplement thereto, or any preliminary Proxy Materials, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) reimburse the Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) Buyer shall be liable under this Section 8.1(d) only for information relating to Buyer included or incorporated by reference in the Proxy Materials, and (y) Seller shall not be liable in any such case under this Section 8.1(d) to the extent that any such loss, claim, damage, liability or action arises out of any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to Seller by or on behalf of Buyer specifically for use therein.
          Promptly after receipt by an Indemnified Party under this Section 8.1(d) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 8.1(d), promptly notify the Indemnifying Party in writing of the claim or the commencement of that action; provided, however, that the failure to notify or a delay in notifying the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party under this Section 8.1(d) except to the extent that such Indemnifying Party is materially prejudiced thereby. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wish es, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satis factory to the Indemnified Party.
After notice from the Indemni fying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 8.1(d) for any legal or other expenses subsequently incurred by the Indemnified
Party in connection with the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) such Indemnified Party shall have been advised in writing (a copy of which shall be provided to the Indemnifying Party) by such counsel that there may be one or more legal defenses available to it which are different from or additional to those avail able to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel or (iii) the Indemnifying Party has failed to assume the defense to such claim or action and employ counsel rea sonably satisfactory to the Indemnified Party, and, in the case of clauses (i), (ii) and (iii), if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim or action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allega tions or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreements contained herein shall use its commercially reasonable efforts to cooperate with the Indemnifying Party in the defense of any such claim or action. The Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there is a final judgment in favor of the plaintiff in any such claim or action, the Indem nifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

5. Termination Right. In the event that a Limited Partner Vote Notice evidencing disapproval by the Limited Partners of the sale of the Property as contemplated hereby is delivered by Seller to Escrow Holder and Buyer then this Agreement shall automatically terminate. In the event that no Limited Partner Vote Notice (whether evidencing the approval or disapproval of the Limited Partners) has been delivered to Escrow Holder on or before March 24, 1997, then either party may terminate this Agreement and cancel the Escrow by written notice to the other party and the Escrow Holder.

B. Buyer's Organizational Documents. Within fifteen (15) business days after the Effective Date, Buyer shall deliver the following to Seller at the address set forth in Section 14.1 hereof:

(1) if Buyer or any partner or permitted assignee of Buyer is a corporation, certified copies of each such corporation's Articles of Incorporation, Bylaws, and all amendments or modifications thereto, appropriate corporate resolutions and incumbency certificates, and a current certificate of good standing;

(2) if Buyer or any partner or permitted assignee of Buyer is a general partnership, certified copies of each such general partnership's Partnership Agreement and Statement of Partnership, and all amendments and modifications thereto;

(3) if Buyer or any partner or permitted assignee of Buyer is a limited partnership, certified copies of each such limited partnership's Partnership Agreement and Certificate of Limited Partnership, and all amendments or modifications thereto, and, if available, a certificate of good standing; and

(4) if Buyer or any partner or permitted assignee of Buyer is a trust, certified copies of each such trust's trust agreement, and all amendments and modification thereto, and, if available, a certificate of good standing.

C. Estoppel by Operator. Buyer shall have caused Operator to deliver to Buyer and Seller an Estoppel Agreement (the "Estoppel Agreement"), in the form attached hereto as Exhibit G.

D. Compliance By Buyer. Buyer shall have complied in all material respects with each and every covenant and condition of this Agreement to be kept or complied with by Buyer.

E. Representations and Warranties. The representations and warranties of Buyer contained in Section 10.1 and elsewhere in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, and Seller shall have received a certificate to that effect by a duly authorized officer of Buyer (the liability thereunder being solely that of Buyer and not the personal liability of the officer executing the same).

F. Covenant to Satisfy Conditions. Buyer hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Seller to be fully satisfied, performed and discharged on and as of the Closing Date, except that Buyer shall not have any obligation to expend any funds, or incur any liabilities or obligations, which it would not otherwise be required to spend or incur under the provisions of this Agreement.

X.                     ESCROW AND CLOSING

A. Deposit With Escrow Holder and Escrow Instructions. Escrow hereunder (the "Escrow") shall be established with Escrow Holder at 345 California Street, 24th Floor, San Francisco, California. Upon execution of this Agreement, the parties shall deposit an executed copy of this Agreement with Escrow Holder. This Agreement shall serve as the instructions to Escrow Holder to consummate the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as are consistent with this Agreement and as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement. If there is any conflict between the provisions of this Agreement and any additional or supplementary escrow instructions, however, the terms of this Agreement shall control.

B.   Closing.

1. Except as may be provided otherwise herein, the Closing Date shall occur prior to 5:00 p.m., Pacific time, on the seventh (7th) calendar day following delivery of the Limited Partner Vote Notice evidencing the Limited Partner Approval into Escrow, but in no event earlier than December 27, 1996 or later than March 31, 1997, unless the parties hereto agree, each in its sole and absolute discretion, to change the scheduled Closing Date. Notwithstanding the foregoing, in the event that Seller delivers the Limited Partner Vote Notice evidencing the Limited Partner Approval into Escrow on or before 3:00 p.m. Pacific time on December 24, 1996, then the Closing Date shall occur on December 31, 1996 (unless the parties hereto agree, each in its sole and absolute discretion, to change the scheduled Closing Date).

2. If either party has complied with the terms and conditions of this Agreement on or before the scheduled Closing Date but the Closing does not occur because of a breach or default hereunder by the other party, the defaulting party shall be deemed to be in material breach of this Agreement and the non-defaulting party may terminate this Agreement.

C.   Deliveries by Seller.

 (1) Within fifteen (15) business days after the Effective Date, Seller shall deposit with Escrow Holder the following:

1. One (1) original Grant Deed, duly executed and acknowledged by Seller and in recordable form;

2.   Four (4) originals of the Bill of Sale, duly executed by Seller;

3. Four (4) original counterparts of the Assignment and Assumption of Contracts, duly executed by Seller;

4. Four (4) original counterparts of the Assignment and Assumption of Operating Lease, duly executed and acknowledged by Seller and in recordable form;

5. Four (4) original counterparts of the Landlord's Certification attached to the Estoppel Agreement, duly executed by Seller;

6. Four (4) original counterparts of a Fifth Amendment to the Operating Lease (the "Fifth Amendment"), whereby the "Early Termination Fee" (as defined in the Operating Lease) shall be increased (i) to $16,032,500 as of January 1, 1997 and (ii) to $17,635,750 as of January 1, 1998, duly executed by Seller;

7.   Two (2) original Seller's Non-Foreign Affidavits, duly executed by
Seller;

8. Original copies, executed by or on behalf of Seller, of any required real estate transfer tax declarations, or any similar documentation required to evidence the payment of any tax imposed by the state, county and municipality on the transaction contemplated hereby; and

9. Such articles of incorporation, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications or other corporate, partnership or trust documents or agreements relating to Seller and Seller's partners as Buyer or Escrow Holder shall reasonably require in connection with this transaction.

     (2) Within one (1) business day following Seller's delivery of the Limited Partner Vote Notice evidencing the Limited Partner Approval, Seller shall deposit with Escrow Holder the following:

          (a) Any other cash, documents, or instruments called for hereunder or reasonably requested by Buyer and consistent herewith to be paid, executed, or delivered by Seller that have not previously been delivered by Seller to Escrow Holder.

D.   Deliveries by Buyer.
 (1) Within fifteen (15) business days after the Effective Date, Buyer shall deposit with Escrow Holder the following:

1. Four (4) original counterparts of the Assignment and Assumption of Contracts, duly executed by Buyer;

2. Four (4) original counterparts of the Assignment and Assumption of Operating Lease, duly executed by Buyer;

3. Four (4) original Estoppel Agreements and four (4) original counterparts of the Fifth Amendment, each duly executed by Operator;

4. Such articles of incorporation, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications or other corporate, partnership, or trust documents or agreements relating to Buyer (or Buyer's permitted assignee, if any) as Seller or Escrow Holder shall reasonably require in connection with this transaction;

5. Original copies, executed by or on behalf of Buyer, of any required real estate transfer tax declarations, or any similar documentation required to evidence the payment of any tax imposed by the state, county and municipality on the transaction contemplated hereby; and

6. Any documents, or instruments reasonably requested by Seller or Title Company to evidence Buyer's assumption of the Hyatt Loan and the release of Seller from its obligations thereunder, each executed and delivered (in recordable form where necessary) by Hyatt Corporation and/or Buyer, as applicable.

  (2) Within one (1) business day following Seller's delivery of the Limited Partner Vote Notice evidencing the Limited Partner Approval, Buyer shall deposit with Escrow Holder the following:

          (a) Good and immediately available funds sufficient to pay the Balance, Buyer's portion of the closing costs, and any other amounts payable by Buyer in order to permit Escrow Holder to close the Escrow which, if deposited by Buyer prior to the Closing Date, shall be invested for Buyer's benefit at Buyer's sole discretion; and

          (b) Any other cash, documents, or instruments called for hereunder or reasonably requested by Seller and consistent herewith to be paid, executed, or delivered by Buyer or that are required for Closing hereunder that have not been previously delivered by Buyer to Escrow Holder.

E. Other Instruments; Revised Deliveries. Seller and Buyer shall each deposit any other documents or instruments that may be reasonably required by Escrow Holder, or that are otherwise required to close Escrow and consummate the purchase and sale of the Property in accordance with the terms hereof
including, without limitation, the Closing Statements.   In the event that
the interest hereunder of Buyer or Seller is assigned (as permitted hereby) subsequent to the date that instruments have been delivered into Escrow but prior to the Closing Date, the parties shall re-execute documents by and for the benefit of the permitted assignee and shall deliver such revised instruments to Escrow Holder and shall authorize Escrow Holder, upon its receipt of the revised documentation, to destroy the instruments previously deposited into Escrow, to the extent replaced by such revised documentation.

F.   Prorations and Apportionments.

1. Payments required to be made by the Operator under the Operating Lease shall be prorated, credited or applied in accordance with Section 9.6(b) hereof. All other income and expenses in connection with the ownership, operation and maintenance of the Property and not accounted for in the calculation of amounts due under the Operating Lease, shall be prorated as of the Closing Date. In addition, Seller shall retain that portion of the FF&E Reserves (and at the Closing Operator shall deliver such portion to Seller from the account in which the FF&E Reserves are held in trust for Seller) equal to (i) $896,454, plus (ii) all amounts contributed to the FF&E Reserves and attributable to the period from October 1, 1996 through October 31, 1996, plus (iii) fifty percent (50%) of all amounts to be deposited into the FF&E Reserves pursuant to the terms of the Operating Lease and attributable to the period between November 1, 1996, and the Closing Date. The remaining fifty percent (50%) of the FF&E Reserves attributable to the period between November 1, 1996 and the Closing Date may be expended by the Operator in accordance with the terms of the Operating Lease and any budgets approved pursuant thereto, and any portion thereof which is not so expended by the Operator shall be transferred to Buyer without any adjustment to the Purchase Price. At close of Escrow, Buyer shall deposit in Escrow any additional amount required to cover prorations and other charges to Buyer which have been determined prior to close of Escrow in accordance with this Agreement. Seller and Buyer shall settle any prorations not known at close of Escrow within thirty (30) calendar days after the Closing Date (including adjustments in accordance with the provisions of the Operating Lease which would otherwise be made at the end of the Lease Year in which the Closing occurs under the Operating Lease). In the event that either party hereto receives amounts that are due to the other under the terms of this Section 9.6(a), such amounts shall be paid to the party entitled thereto within thirty (30) calendar days of receipt by the other of such amount, which payment shall be accompanied by a calculation thereof together with such documentation as may be reasonably necessary to support such calculation.

          (b) Rent required to be paid by Operator under the Operating Lease for the month in which Closing occurs shall be prorated between Buyer and Seller effective as of the Closing Date based on the actual number of days elapsed. Buyer shall cause Operator to provide calculations (together with reasonable documentation supporting such calculations) setting forth any adjustments ("Adjustments") to rental payments required to be made by Operator under the Operating Lease which are made on a Lease Year (as defined in the Operating Lease) basis to both Buyer and Seller within sixty (60) calendar days after the Closing Date. Buyer and Seller shall negotiate in good faith to agree upon the amount of the Adjustments within ten (10) calendar days after submission of the calculations therefor by Operator. No Adjustments or prorations under the Operating Lease or otherwise shall be made for periods subsequent to the Lease Year in which Closing occurs. Upon close of Escrow, Buyer and Seller shall jointly notify Operator in writing of the Closing Date and instruct Operator to make all payments thereafter to Buyer.
          2.)     For a period of one (1) year following the Closing Date,
Buyer agrees to permit Seller, its independent auditors and other representatives reasonable access to inspect the books, records and accounts of Buyer and Operator pertaining to the Property, to the extent the same are applicable to the period prior to the Closing Date.

      3.)    If Seller and Buyer are unable, after using reasonable
efforts in good faith, to agree upon any particular item, or the amount thereof, for inclusion in the Closing Statements, the Closing shall nevertheless occur, and proration adjustments shall be made, on a tentative basis, on the basis of the individual items as proposed by Buyer, with any differences between the amounts as proposed by Buyer and the amounts proposed by Seller deposited by Buyer in an escrow with the Title Company under the Title Company's form of strict joint order escrow (the "Proration Escrow"). Promptly after Operator's delivery of the Adjustment calculations, Buyer and Seller shall meet and attempt in good faith to resolve any differences between them with regard to any item of proration or Adjustment in dispute. If however, the parties are unable, within ten (10) days following Operator's delivery of the Adjustment calculations, to resolve all items in dispute, each party will, within three business days and at its sole cost and expense, engage an independent and disinterested certified public accountant with no less than ten (10) years experience in calculating prorations of the type in question (other than the accounting firm of Arthur Andersen & Co.) to calculate (within ten (10) calendar days) the item or items of proration or Adjustment in dispute, and, so long as the calculation of the higher accountant of any particular item is no more than 110% of the value of the lower accountant, the parties will agree to accept the average of the two calculations. In the event that the higher calculation is more than 110% of the lower calculation, then the two accountants shall within five (5) calendar days jointly designate a third disinterested certified public accountant. In the event that the two accountants after good faith attempts shall have failed to agree on the third accountant within such five day period, then either Buyer or Seller may request that the accounting firm of Arthur Andersen & Co. designate the third accountant, and such designation(s) shall be binding on the parties. If, within, ten (10) days after ap pointment of the third accountant, a majority of the accountants concur on the valuation, that valuation shall be binding and con clusive on Buyer and Seller. If a majority of the accountants do not concur within that period, the calculation farthest from the median of the three calculations shall be disregarded and the average of the remaining two calculations shall be deemed the calculation and shall be binding and conclusive. The cost of the third accountant shall be borne solely by the parties who engaged the accountant who delivered the original calculation that was farthest in value from the third calculation. Buyer (on its own behalf and on behalf of Operator) and Seller agree to furnish the accountant(s) with all appropriate information utilized in the parties' own calculations.

          4.)    The provisions of this Section 9.6 shall survive the
Closing.
     X.G.      Costs and Expenses.  Seller shall pay (a)  the premium for the
Owner's Title Policy, (b) the cost of the Survey and a reasonable survey certification to Buyer (and Buyer's lender if any)(provided that any additional survey work required by Buyer or Buyer's lender shall be at the sole cost and expense of Buyer), and (c) one-half (1/2) of all documentary transfer taxes and sales taxes applicable to the transfer of the Property to Buyer, (d) one-half (1/2) of Escrow Holder's fees and costs and (e) all charges to remove any title exceptions which are not Permitted Exceptions and which Seller has elected or is obligated to remove, including recording fees for
the same.   Buyer shall pay (i) the cost of any endorsements to the Owner's
Title Policy and the costs of any additional survey work desired by Buyer,
(ii) one-half (1/2) of all documentary transfer taxes and sales taxes applicable to the transfer of the Property to Buyer, (iii) one-half (1/2) of Escrow Holder's fees and costs, and (iv) all filing and recording charges for the Documents. All other taxes, costs, and charges of the Escrow shall be paid equally by Seller and Buyer. Except as otherwise expressly herein provided, each party hereto agrees to bear and pay for its own account the fees and disbursements of its own counsel, accountants, appraisers, engineers and other advisors in connection with the negotiation and preparation of this Agreement and the close of Escrow.

     X.H.      Close of Escrow.  Provided that (i) Escrow Holder has received the documents and funds described in Sections 9.3, 9.4, and 9.5 hereof; (ii) Escrow Holder has not received prior written notice from either party to the effect that an agreement of either party made hereunder has not been performed or to the effect that any condition set forth herein has not been satisfied or waived; (iii) Buyer has not terminated this Agreement as permitted herein; (iv) Seller has not terminated this Agreement as permitted herein; and (v) the Title Company has issued or is unconditionally prepared and committed to issue to Buyer the Owner's Title Policy (with such reinsurance and endorsements thereto as are set forth in Section 6.1 hereof) , Escrow Holder is authorized and instructed at 8:00 a.m., Pacific time, on the scheduled Closing Date to:
          1.)    retain for Escrow Holder's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other closing costs, all in accordance with Buyer's and Seller's closing statements prepared by Escrow Holder and pre-approved by the parties hereto (the "Closing Statements").
          2.)    record in the appropriate office any documents or
instruments necessary to remove any exceptions to title which are not Permitted Exceptions.

          3.)    request that the amount of the documentary transfer tax due be shown on a separate paper and be affixed to the Grant Deed by the County Recorder only after the permanent record is made;

          4.)    cause the Grant Deed and the Assignment and Assumption of
Operating Lease to be recorded in the County Recorder's Office of San Francisco County, California and deliver conformed copies of such recorded documents to each of Buyer and Seller;

          5.)    deliver by wire transfer the Deposit and the Balance to
Seller, as adjusted by Seller's share of prorations and costs of escrow, in the manner specified by Seller in separate written instructions to Escrow Holder;

          6.)    deliver to Buyer two (2) fully executed original
counterparts of each of the Bill of Sale, the Assignment and Assumption of Contracts, and the Estoppel Agreement, and two (2) conformed copies of each of the "as-recorded" Grant Deed and the Assignment and Assumption of Operating Lease, and deliver to Seller two (2) fully executed original counterparts of each of the Bill of Sale, the Assignment and Assumption of Contracts, and the Estoppel Agreement, and two (2) conformed copies of each of the "as-recorded" Grant Deed and the Assignment and Assumption of Operating Lease;

          7.)    deliver two (2) original Seller's Non-Foreign Affidavits to
Buyer;

          8.)    return any remaining funds to Buyer after all payments
pursuant to clauses (a) and (e) immediately above;

          9.)    cause the Title Company to issue the Owner's Title Policy
(together with the endorsements and evidence of reinsurance described in Section 6.2 hereof) to Buyer; and

         10.)    destroy all copies and counterparts
of  the Fifth Amendment.

  X.I.      Notification; Closing Statements.  If Escrow Holder cannot comply with the instructions herein (or as may be provided later), Escrow Holder is not authorized to cause the recording or delivery of any of the foregoing documents. If Escrow Holder is unable to cause the recording, Escrow Holder shall notify the parties of such fact without delay. If such inability continues for a period of seven (7) calendar days (unless either Seller or Buyer is then in default hereunder (in which event the provisions of Section 9.2(b) shall apply), either Seller or Buyer may, upon written notice to the other party and to Escrow Holder, demand the return of its deposits, in which event Escrow Holder shall return all deposits to the respective depositor (including the Deposit to Buyer) and this Agreement shall terminate. Immediately after the Closing, Escrow Holder shall deliver to Buyer and Seller, respectively, at their addresses listed in Section 14.1 hereof, a true, correct, and complete copy of the Seller's and Buyer's Closing Statements, in forms customarily prepared by Escrow Holder, as well as all other instruments and documents to be delivered to Buyer and Seller.

XI.              REPRESENTATIONS, WARRANTIES, AND COVENANTS
     XI.A.          Buyer's Representations and Warranties.  Buyer represents
and warrants to Seller as follows:

          1.)    Buyer is a corporation, duly created, validly existing, and in good standing under the laws of the State of Delaware with full right, power, and authority to take title to the Property, and to enter into and otherwise perform and comply with all the terms and conditions of this Agreement and no less than fifty-one percent (51%) of the voting securities or ownership interests in Buyer are held (directly or indirectly) by a Pritzker Affiliate as of the Effective Date;
          2.)    This Agreement and all documents executed by Buyer that are to be delivered to Seller or Escrow Holder at the Closing are, and at the time of Closing will be, duly authorized, executed, and delivered by Buyer; this Agreement and all documents executed by Buyer that are to be delivered to Seller at the Closing are, and at the Closing will be, legal, valid, and binding obligations of Buyer, enforceable in accordance with their terms (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject; and

          3.)    Except as may be expressly provided otherwise in this
Agreement or in the documents or instruments being executed and delivered in connection with this Agreement, no representations of any kind (whether oral or written, express or implied) have been made by the Seller to Buyer, and Buyer hereby represents and warrants to Seller that Buyer is investing in the Property solely in reliance on Buyer's own investigations and evaluation thereof, the representations and warranties of Seller set forth herein, and not in reliance on anything else.

     XI.B.       Seller's Representations and Warranties.  Seller represents and warrants to Buyer as follows:

          1.)    Seller is a Delaware limited partnership duly created,
validly existing, and in good standing under the laws of the State of Delaware and Seller has the full right, power, and authority to own and convey the Property and to enter into and otherwise perform and comply with all the terms and conditions of this Agreement.

          2.)    This Agreement and all documents executed by Seller that
are to be delivered to Buyer or Escrow Holder at the Closing are, and at the time of Closing will be, duly authorized, executed, and delivered by Seller; and this Agreement and all documents executed by Seller that are to be delivered to Buyer at Closing are, and at the time of Closing will be, legal, valid, and binding obligations of Seller, enforceable in accordance with their terms (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

          3.)    Seller is the owner of the landlord's interest under the
Operating Lease (subject only to those matters set forth in the PTR) and Seller has not heretofore assigned any of its interest in the Operating Lease, the Personal Property, the Permits or the Miscellaneous Property Assets.

          4.)    Seller has not directly entered into any Subleases, and has not entered into any leases with respect to the Hotel or the Land or any portion thereof, other than the Operating Lease.

          5.)    Exhibit H hereto contains a complete list of all Contracts currently in effect with respect to the Property.

               To Seller's knowledge, all information contained on Exhibit H is true, accurate and complete in all respects as of the date hereof and copies of all Contracts which have heretofore been delivered to Buyer are true, accurate and complete, and include all amendments or modifications thereof (whether written or verbal). Except as disclosed on Exhibit H, (i) to Seller's knowledge, no party to any Contract is in default thereunder;
(ii) to Seller's knowledge, no event or circumstance has occurred which, either by itself, or with the giving of notice or passage of time, or both, would constitute a breach or default or event of default under any Contract; and (iii) to Seller's knowledge, no party to any Contract has delivered any notice, either written or verbal, alleging the occurrence of any breach thereof or default or event of default thereunder.

          6.)    To Seller's knowledge, except for notices or copies thereof received by the Operator (including, without limitation, notices relating to the Americans With Disabilities Act), as of the date of this Agreement, Seller has not received any notices of violations of any laws, ordinances, orders or requirements of any governmental authority, agency or officer having jurisdiction against or affecting the Property or with respect to the operation thereof for its currently intended purpose, which have not previously been complied with, nor, to Seller's knowledge, do any facts or circumstances exist which are not known to Operator and which, if known to any applicable governmental agency or authority, would constitute a material violation of any such laws, ordinances, orders or requirements and have a material adverse impact on the operations of the Hotel.

          7.)    To Seller's knowledge, there are no actions,
investigations, suits or proceedings (including arbitrations, grievances, judicial proceedings, administrative proceedings and tax contests) pending, or threatened, with respect to the Property, or the ownership or operation thereof, or any part thereof (other than those being administered by the Operator), nor any judgments, orders, awards or decrees currently in effect against Seller with respect to the ownership or operation of any part of the Property which have not been fully discharged prior to the date hereof.

          8.)    To Seller's knowledge, there are no pending or threatened
requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Property, or to condemn all or any portion of the Property by eminent domain proceedings or otherwise.

      9.)    Attached hereto as Exhibit I is a list of all Permits
obtained by Seller (and excluding permits obtained by the Operator) with respect to the construction, operation, ownership or maintenance of the Property, or the Improvements, which are currently in effect. To Seller's knowledge, Seller has received no notice from any governmental authority of intended non- renewal, suspension or revocation of any Permit, and Seller has no knowledge of any threatened non-renewal, suspension or revocation proceeding.

          10.)    To Seller's knowledge, except as may have been contracted
for by the Operator, there has been no construction or other work performed, nor is any in process, at the Property, nor have any construction materials been furnished to the Property or any portion thereof, which might hereafter give rise to mechanic's, materialmen's or other liens against the Property or any portion thereof.

          11.)    As used herein, the term "Seller's knowledge" shall mean
the actual knowledge of Jeffrey C. Carter, president of the general partner of Seller.

     XI.C.          Continuation and Survival of Representations and
Warranties; Limitations on Liability Therefor. All representations and warranties made by the respective parties and contained in this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the execution and delivery of this Agreement, the delivery of the Grant Deed, and transfer of title to the Property, for a period of one (1) year, and shall not be deemed to have been waived at the Closing, or merged into any of the documents of conveyance or transfer to be delivered by Seller at the Closing; provided, however, no person, firm or entity shall have any liability or obligation with respect to any representation or warranty herein contained unless on or prior to a date which is not later than one (1) year following the Closing Date the party seeking to assert liability under any such representation or warranty shall have notified the other party hereto in writing setting forth specifically the representation or warranty allegedly breached, and a description of the alleged breach in reasonable detail. All liability or obligation of either party hereto under any representation or warranty shall lapse and be of no further force or effect with respect to any matters not contained in a written notice delivered as contemplated above on or prior to one (1) year following the Closing. Notwithstanding the foregoing, Buyer acknowledges and agrees that: (a) Seller shall have no liability whatsoever with respect to any representation or warranty as to which Buyer and/or Operator has any knowledge prior to Closing that such representation or warranty made by Seller pursuant to this Agreement or the other Documents was incorrect, false or misleading in any way, and (b) neither party shall have any right to pursue remedies against the other for an untrue representation or the breach of a warranty unless and until the actual damages of the claiming party as a result of such incorrectness, falsity or breach are in excess of $100,000 (the aforesaid amount being a threshold for enforcement and not a deductible from liability).


XII.                            POSSESSION

   Possession of the Property shall be delivered to Buyer immediately following the Closing, subject only to the Permitted Exceptions.


XIII.                   OPERATION OF THE PROPERTY

 Regarding the operation, maintenance and repair of the Property between the Effective Date and the Closing Date (or earlier termination of this Agreement), (a) Seller shall not be required to make any capital improvements to the Property, except improvements or repairs that Seller determines to be of an emergency nature; (b) Seller agrees that it will not, without the prior written consent of Buyer, enter into any lease with respect to any portion of the Property; (c) Seller shall not take any action, or suffer any action to be taken in its name or on its behalf, the effect of which would cause any of the representations or warranties of Seller herein contained to be untrue or incorrect in any material respect on and as of the Closing Date, or which would have the effect of causing Seller to be unable to satisfy or perform any of the conditions precedent to the obligations of Buyer hereunder; (d) Seller shall at all times (i) promptly deliver to Buyer copies of any notices received by Seller (but not received by or from Operator) from any person, firm, corporation or governmental agency alleging any default on the part of Seller under any contract or agreement relating to the Property, or any part thereof, or any violation of any applicable law or ordinance with respect thereto which, if the facts alleged therein were true, would constitute a breach of any representation or warranty of Seller herein contained or adversely affect the ability of Seller to satisfy any condition precedent to the obligations of Buyer hereunder, and (ii) promptly advise Buyer in writing of any pending or threatened litigation, administrative proceeding or condemnation proceeding brought with respect to the Property, or which relates to the Property or any part thereof; (e) Seller will not consent to, authorize or approve any change in zoning or similar land use classification for the Land or any part thereof or any adjoining or nearby parcels, or any special assessments not heretofore confirmed with respect to the Land; and (f) Seller will not knowingly or deliberately create any lien or encumbrance to attach to the Property, or any part thereof.


XIV.                  LOSS BY CASUALTY; CONDEMNATION

     XIV.A.    Damage or Destruction.  Prior to the Closing Date, the
entire risk of loss or damage by earthquake, flood, landslide, fire, hurricane, tornado or other casualty shall be assumed and borne by Seller.
If, prior to the Closing any part of the Property is damaged by earthquake, flood, landslide, fire, hurricane, tornado or other casualty, Seller shall promptly notify Buyer of such fact. In the event that the estimated cost to repair any such damage exceeds, in the aggregate, $2,500,000, Buyer shall have the right to terminate this Agreement upon written notice to Seller, in which event this Agreement shall terminate. In the event that Buyer elects not to terminate this Agreement as a result of any such damage, or the estimated cost of repair (as reasonably determined by Buyer and Seller) does not exceed, in the aggregate, $2,500,000, Seller shall, at the Closing, assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to Seller with respect to such damage or destruction, Buyer shall receive a credit against the Purchase Price in the amount of any applicable insurance deductible, and the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement.


     XIV.B.    Condemnation.  If, prior to the Closing Date all or any
portion of the Property is taken by a condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall promptly notify Buyer of such fact (the "Condemnation Notice"). If in the reasonable opinion of Buyer the taking materially interferes or would materially interfere with the economic operation or use of the Property, then Buyer may elect to terminate this Agreement by written notice to such effect given to Seller within ten (10) days after receipt by Buyer of the Condemnation Notice, in which event this Agreement shall terminate. If, under such circumstances, Buyer does not so elect to terminate this Agreement, then the Closing shall take place as herein provided without any abatement of the Purchase Price, and at the Closing Seller shall assign to the Buyer, by written instrument, all of Seller's right, title and interest in and to any condemnation award which may be payable to Seller on account of such condemnation. If, prior to the Closing Date, one or more portions of the Real Property shall be taken (or are threatened to be taken) by exercise of right of eminent domain in a manner which does not, in the reasonable opinion of Buyer, materially interfere with the economic operation or use of the Property, then neither party shall have any right to terminate its obligations hereunder by reason thereof, but at the Closing Seller shall assign to the Buyer, by written instrument, all of Seller's right, title and interest in and to any condemnation awards which may be payable to Seller on account of such condemnation. For purposes hereof, the term "taking" shall include any temporary as well as permanent takings.

XV.                      MISCELLANEOUS
     XV.A.     Notices.  Any communication, notice, or demand of any kind whatsoever that either party may be required or may desire to give to or serve upon the other shall be in writing, addressed to the parties at the addresses set forth below, and delivered by personal service, by Federal Express or other overnight delivery service, by facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested:

           If to Seller:      Union Square Hotel Partners, L.P.
                              c/o Union Square/GP Corp.
                              3 World Financial Center, 29th Floor
                              New York, New York  10285-2900
                              Attention:  Jeffrey C. Carter,
                              President Facsimile No.: (212) 528-9696

         With a copy to:      Skadden, Arps, Slate, Meagher & Flom
                              300 South Grand Avenue, Suite 3400
                              Los Angeles, California 90071
                              Attention:  Rand S. April, Esq.
                              Facsimile No.:  (213) 687-5600

            If to Buyer:      HT-Hotel Equities, Inc.
                              200 West Madison
                              Chicago, Illinois 60606
                              Attention:  General Counsel
                              Facsimile No.: (312) 750-8084

         With a copy to:      Neal, Gerber & Eisenberg
                              Two North LaSalle, Suite 2100
                              Chicago, Illinois  60602
                              Attention:  Philip M. Kayman
                              Facsimile No.:  (312) 269-1747

Any such notice shall be deemed delivered as follows: (a) if personally delivered, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt; (b) if sent by Federal Express or other overnight courier service, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt; (c) if sent by facsimile transmission, on the date transmitted to the person to receive such notice if sent by 5:00 p.m., Eastern time, and on the next business day if sent after 5:00 p.m., Eastern time; or (d) if mailed, on the date of delivery to the address of the person to receive such notice as evidenced by a signed receipt. Any notice sent by facsimile transmission must be confirmed by personally delivering, sending by courier, or mailing a copy of the notice sent by facsimile transmission. Any party may change its address for notice by written notice given to the other at least ten (10) calendar days before the effective date of such change in the manner provided in this Section 14.1.

XV.B.                       Brokers and Finders.
           1.)     If and only if the sale contemplated herein actually
closes (as evidenced by the recordation of the Grant Deed), Seller has agreed to pay a brokerage commission to Eastdil Broker Services, Inc., or its designee ("Broker") pursuant to a separate agreement with Broker. Seller shall not pay any brokerage commission or finder's fee to any broker or finder retained by Buyer, and Buyer shall be solely responsible for any such commission or fee.
       2.)     In the event of any claim (other than Broker's) for
broker's fees, finder's fees, commissions, or other similar compensation in connection herewith: (i) Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, shall indemnify Seller against and hold Seller harmless (using counsel reasonably satisfactory to Seller) from any and all damages, liabilities, costs, expenses, and losses (including, without limitation, attorneys' fees and costs) that Seller sustains or incurs by reason of such claim; and (ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller, shall indemnify Buyer against and hold Buyer harmless (using counsel reasonably satisfactory to Buyer) from any and all damages, liabilities, costs, expenses, and losses (including, without limitation, attorneys' fees and costs) that Buyer sustains or incurs by reason of such claim. The provisions of this subsection shall survive the termination of this Agreement or the Closing.

XV.C.                          Assignment.
           1.)     Assignment by Buyer.  Neither all nor any portion of
Buyer's interest under this Agreement may be sold, assigned, encumbered, conveyed, or otherwise transferred, whether directly or indirectly, voluntarily or involuntarily, or by operation of law or otherwise (including, without limitation, by a transfer of interests in Buyer) (collectively, a "Transfer"), without the prior written consent of Seller, which consent may be granted or denied in Seller's sole and absolute discretion. Any attempted Transfer without Seller's consent shall be null and void.
           Buyer's request for consent to any Transfer shall set forth in writing the details of the proposed Transfer, including, without limitation, the name, ownership and financial condition of the prospective transferee and financial details of the proposed Transfer. In addition, Buyer shall provide Seller with copies of all transaction documentation, certified by Buyer to be true, correct and complete. Seller shall not withhold consent to any Transfer by Buyer, provided that each of the following conditions have been met, as reasonably determined by Seller following its review of the transaction documentation submitted by Buyer:
               (1) in the event of a transfer of all or any portion of Buyer's interest in this Agreement, the prospective transferee shall assume in writing the obligations of Buyer under this Agreement and the Documents;
               (2) as a result of any Transfer, no less than twenty-five percent (25%) of the ownership interests in Buyer or the prospective transferee, as the case may be, shall be owned and held (directly or indirectly) by a Pritzker Affiliate;
               (3) if, as a result of such Transfer, less than fifty-one percent (51%) of the ownership interests in Buyer or the prospective transferee, as the case may be, will be owned and held (directly or indirectly) by a Pritzker Affiliate, the obligations of the Buyer hereunder and with respect to the transactions contemplated hereby (including, without limitation, the obligation of Buyer to pay the Purchase Price), shall be guaranteed pursuant to a guaranty agreement, in form and substance reasonably satisfactory to Seller (including the waiver of such guarantor's right to enforce the liquidated damages provision set forth in Section 4.5 hereof), by a Pritzker Affiliate satisfactory to Seller in its sole and absolute discretion, such determination to be made by Seller based upon audited financial statements (with footnotes) of such Pritzker Affiliate; and
               (4) in the event that the total "Consideration" (as hereinafter defined) given, pledged or committed by any prospective transferee in connection with any Transfer exceeds such prospective transferee's "Proportionate Share" (as hereinafter defined), then the Purchase Price hereunder shall be increased by the amount of such excess, up to a maximum amount of $132,000,000 (the "Maximum Amount"). As used herein,
(A) the term "Consideration" shall mean any and all consideration, regardless of the form of such consideration and whether in direct payment of the Purchase Price hereunder, as contribution (debt or equity) to the capital of the prospective transferee, or otherwise, but specifically excluding the value derived by Buyer as a result of the retention of any entity controlled (directly or indirectly) by a Pritzker Affiliate as the manager or operator of the Hotel, and (B) the term "Proportionate Share" shall mean the amount obtained by multiplying $126,900,000 (the "Cash Consideration") by such prospective transferee's percentage ownership interest in the Buyer or any assignee of Buyer's interest hereunder (as applicable). Notwithstanding the foregoing to the contrary, in the event that, in connection with any Transfer, it is contemplated that the Operating Lease will be terminated, then the Cash Consideration and the Maximum Amount set forth above in this clause (iv) shall each be increased by the amount of the Early Termination Fee (as defined in the Operating Lease) applicable as of the Effective Date, exclusive of any increase to the Early Termination Fee which would be effected by the Fifth Amendment.
               (v)  such Transfer shall be consummated on or before the fifth
(5th) calendar day prior to the scheduled Closing Date.

No Transfer, whether with or without Seller's consent, shall operate to release Buyer or alter Buyer's primary liability to perform the obligations of Buyer under this Agreement. Each of the parties acknowledges and agrees that the restrictions on Transfer contained in this Section 14.3(a) shall not survive the Closing (except and to the extent that such provisions were breached prior to the Closing and Seller proceeded to close without knowledge of such breach.)

           2.)     Assignment by Seller.  Seller shall have the right to
assign all or any portion of the Property and/or its interest hereunder to any entity (including, without limitation by delivery of a deed in lieu of foreclosure to any secured lender of Seller (or a designee of such secured lender)); provided, however, that no such assignment shall relieve Seller of its obligations hereunder and any such assignee shall take subject to such obligations and the rights of Buyer hereunder.

     XV.D.      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators and permitted successors and assigns.

     XV.E.      Amendments.  This Agreement may be amended or modified only by a written instrument executed by both parties.

     XV.F.      Interpretation.  Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Further, each party hereby acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications, or exhibits hereto or thereto.

     XV.G.      Governing Law.  This Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

     XV.H.      Entire Agreement.  This Agreement, including the exhibits
attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations, and discussions of the parties, whether oral or written, and there are no warranties, representations, or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

     XV.I.      Attorneys' Fees and Costs.  If either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency, or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses, and costs of investigation actually incurred. The foregoing includes, without limitation, attorneys' fees, expenses, and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor statutes.

     XV.J.      Time of the Essence.  Time is of the essence with respect to all matters contemplated by this Agreement.

     XV.K.      Confidentiality.  All information, surveys, reports, tests, and studies relating to the Property obtained by Buyer before or after the Effective Date, either by the observations and examinations of its agents and representatives or by Seller's disclosure, shall remain confidential. If the transaction contemplated herein fails to close for any reason other than solely as a result of Seller's default hereunder, Buyer shall deliver to Seller, at no cost to Seller, all originals and copies of all such information, surveys, reports, tests, and studies, together with all copies of the Records or other documents, work papers, or materials of Seller obtained by or provided to Buyer, and Buyer shall make no further distributions or disclosures of any such information, surveys, reports, tests, studies, documents, work papers, and materials other than Excluded Reports. Buyer and Seller agree that, to the extent reasonably practical, they shall keep the contents of this Agreement confidential and that no publicity or press release to the general public or otherwise with respect to this transaction shall be made by either party without the prior written consent of the other party, which consent may be denied in the sole and absolute discretion of either party; provided, however, that Seller shall be entitled to make any disclosures that Seller determines, in its sole and absolute discretion, are necessary or desirable (i) to effect the Limited Partner Approval (including, without limitation, the preparation, filing and distribution (to the Securities and Exchanges Commission, the Limited Partners and otherwise) of the Proxy Materials), (ii) to comply with requirements of law or the Securities and Exchange Commission, or (iii) otherwise to be disclosed or made available to the limited partners of Seller or Seller's lenders. Notwithstanding the foregoing, nothing herein contained shall be deemed to limit or impair in any way Seller's or Buyer's right or ability to disclose the details of the herein contemplated transaction to (a) their respective counsel, consultants, advisors or accountants, provided that each such person is informed of the confidentiality requirements hereof and agrees to abide by the same or (b) such persons as they deem necessary in order to enable either of them to comply with any requirements of law or any court order. Notwithstanding the foregoing, nothing herein contained shall limit or impair in any way Buyer's right or ability to disclose the details of the herein contemplated transaction to persons or entities who in good faith are considering providing debt or equity financing to Buyer for purposes of this transaction, or to governmental agencies in connection with the application by Buyer for any required license or permit, or for transfer of any Permit from Seller and Buyer. The confidentiality provisions of this
Section 14.11 shall survive the Closing.

     XV.L.      No Waiver.  No waiver of any of the provisions of this
Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     XV.M.      Further Acts.  Each party, at the request of the other, shall execute, acknowledge (if appropriate), and deliver such additional documents, and do such other additional acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

     XV.N.      Exhibits.  Exhibits A through J inclusive, are attached
hereto and incorporated herein by reference.

     XV.O.      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart.

     XV.P.      No Intent to Benefit Third Parties.  Seller and Buyer do not
intend by any provision of this Agreement to confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason of, any provision of this Agreement.

     XV.Q.      Performance Due on Day Other Than Business Day.  If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday, or any other day on which banking institutions in the State of California are authorized or obligated by law or executive order to close (a "Holiday"), the act in question may be performed on the next succeeding day that is not a Saturday, Sunday, or Holiday.

     XV.R.      Expenses of Purchase and Sale.  Except as otherwise provided in this Agreement, Seller and Buyer shall each bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby.

     XV.S.      Severability.  Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction, unless such invalidity materially changes the transaction set forth herein, in which event the Deposit shall be returned to Buyer and this Agreement shall terminate.

     XV.T.      No Recording.  Except in connection with a proceeding brought to enforce the provisions of this Agreement, Buyer shall not record this Agreement or any notice thereof. If such recording other than in connection with such an enforcement proceeding shall occur, Seller shall have, in addition to all other remedies for breach provided by law, the right to terminate this Agreement by written notice to Buyer.

     XV.U. Quitclaim. In the event of the termination of this Agreement for any reason, Buyer shall deliver to Seller a quitclaim deed and such other written instruments as Seller may reasonably require, executed and acknowledged in recordable form, transferring to Seller any and all rights of Buyer in the Property or any part thereof or interest therein; provided, however, that Seller shall prepare any such instruments and shall pay all charges, taxes and fees associated with recording the same.

     XV.V.      Termination of Agreement.

           1.)     If this Agreement is terminated pursuant to Section 9.9,
Article XIII or Section 14.19 hereof, or by reason of the failure of any material condition precedent to Seller's or Buyer's obligations to occur (other than as set forth in Section 8.1(e) and other than the failure of any material condition precedent resulting from the material uncured breach by Seller or Buyer of any of the provisions hereof), the Deposit (together with all interest earned on such Deposit) shall be returned to Buyer and the Fifth Amendment shall be null and void and of no further force or effect (and all copies thereof shall be destroyed by Escrow Holder) and Escrow Holder shall return all other cash, documents, instruments and other items theretofore deposited into Escrow to the depositor party, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in Sections 5.2(c), 14.2(b) and 14.11 hereof, neither party shall have any further rights or obligations hereunder, other than those rights and obligations that, by their terms, survive the termination of this Agreement. In the event of such termination, the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller, and each party shall bear its own costs (including attorneys' and accountants' fees) incurred hereunder.

           2.)     If this Agreement is terminated pursuant to Section
8.1(e), two fully executed copies of the Fifth Amendment shall be delivered to each of Buyer and Seller by Escrow Holder, the Deposit (together with all interest earned on such Deposit) shall be delivered to Buyer by Escrow Holder and Escrow Holder shall return all other cash, documents, instruments and other items theretofore deposited into Escrow to the depositor party, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in Sections 5.2(c), 14.2(b) and 14.11 hereof, neither party shall have any further rights or obligations hereunder, other than those rights and obligations that, by their terms, survive the termination of this Agreement. In the event of a termination pursuant to
Section 8.1(e), the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller, and each party shall bear its own costs (including attorneys' and accountants' fees) incurred hereunder.

           3.)     If this Agreement is terminated by Buyer as a result of
the material uncured breach by Seller (after notice and reasonable opportunity to cure such breach) of any of the provisions hereof, two fully executed copies of the Fifth Amendment shall be delivered to each of Buyer and Seller by Escrow Holder, the Deposit (together with all interest earned on such Deposit) shall be delivered to Buyer by Escrow Holder and Escrow
Holder shall return all other cash, documents, instruments and other items theretofore deposited into Escrow to the depositor party, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in Sections 5.2(c), 14.2(b) and 14.11 hereof, neither party shall have any further rights or obligations hereunder, other than those rights and obligations that, by their terms, survive the termination of this Agreement; provided, however, that Buyer may exercise all remedies available to it, at law or in equity and the costs of the Title Company and Escrow Holder shall be borne by Seller.
           4.)     If this Agreement is terminated by Seller as a result of
the material uncured breach by Buyer (after notice and reasonable opportunity to cure such breach) of any of the provisions hereof, the Fifth Amendment shall be null and void and of no further force or effect (and all copies thereof shall be destroyed by Escrow Holder) and the Deposit (together with all interest earned on such Deposit) shall be delivered to Seller by Escrow Holder, without any further instruction to Escrow Holder from either Seller or Buyer. Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in Sections 5.2(c), 14.2(b) and 14.11 hereof, neither party shall have any further rights or obligations hereunder, other than those rights and obligations that, by their terms, survive the termination of this Agreement; provided, however, that (subject to the provisions for liquidated damages set forth in Section 4.5 hereof), Seller may exercise all remedies available to it, at law or in equity and the costs of the Title Company and Escrow Holder shall be borne by Buyer.
     XV.W.      Waiver of Known Defaults.  Notwithstanding anything to the contrary contained in this Agreement, in the event that either party hereto has actual knowledge of the default of the other party (a "Known Default"), but nonetheless elects to consummate the transactions contemplated hereby and proceeds to Closing, then the rights and remedies of the non-defaulting party shall be waived with respect to any such Known Default upon the Closing and the defaulting party shall have no liability with respect thereto.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above.
                    "Seller"
                    UNION SQUARE HOTEL PARTNERS, L.P.,
                    a Delaware limited partnership


                    By:  Union Square/GP Corp.,
                         a Delaware corporation
                   Its:  General Partner


                    By:  s/Jeffrey C. Carter
                         __________________________________
            Print Name:  Jeffrey C. Carter
           Print Title:  President


                    "Buyer"

                    HT-HOTEL EQUITIES, INC.
                    a Delaware corporation


                         By:
                             __________________________________
                 Print Name:
                             ___________________________
                 Print Title: ___________________________

                         By:
                              _________________________________

                 Print Name:
                               ___________________________
                 Print Title: ___________________________


ACCEPTED AND AGREED:

"Escrow Holder"
FIRST AMERICAN TITLE INSURANCE COMPANY
By:  _____________________________
Print Name: ______________________
Print Title:________________________

                                EXHIBIT A
                            LEGAL DESCRIPTION


All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly line of Post Street with the westerly line of Stockton Street; running thence northerly along said line of Stockton Street 275.00 feet and 10-3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street 117.00 feet and 6 inches; thence at a right angle southerly 100 feet; thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10- 3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street 137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said Block is delineated and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps, Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.


                               EXHIBIT A-1
                                SUBLEASES

1.    Sublease to D. Fine, Inc., 300 Post Street
2.    Sublease to Marta's Flowers, 345 Stockton Street


                                EXHIBIT B
                               FORM OF GRANT DEED

                          [See Following Pages]









                              ______________, 199_




                         San Francisco County Recorder
                       _________________________________
                       _________________________________
                      San Francisco, California  _________



                         Dear County Recorder:

           In accordance with Section 11932 of the California Revenue and Taxation Code, the undersigned hereby requests that this statement of documentary transfer tax not be recorded with the attached Grant Deed (the "Deed") but be affixed to the Deed after recordation and be returned as directed on the Deed.

          The Deed names ____________, as grantee. The property that is the subject of the Deed is located in the County of San Francisco, State of California.
           The amount of documentary transfer tax due on the attached Deed is $_______________, computed on the full value of the property less any encumbrances remaining on the property.


                    Grantor"
                    UNION SQUARE HOTEL PARTNERS, L.P.,
                    a Delaware limited partnership


                    By:  Union Square/GP Corp.,
                         a Delaware corporation
                    Its: General Partner


                         By:  s/Jeffrey C. Carter
                              __________________________________
                 Print Name:  Jeffrey C. Carter
                Print Title:  President




RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:





 . . . . . . . . . . . . . . . . (Space Above Line For Recorder's Use Only)

                               GRANT DEED




The undersigned Grantor declares that documentary transfer tax is not shown pursuant to Section 11932 of the California Revenue and Taxation Code, as amended.

     FOR VALUE RECEIVED, UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership (formerly known as Shearson Union Square Associates Limited Partnership, a Delaware limited partnership), grants to , a ("Grantee"), all that certain real property (the "Property") situated in the County of San Francisco, State of California, more particularly described in Exhibit A attached hereto and incorporated herein by reference.
     THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO: (a) all liens, encumbrances, easements, covenants, conditions, and restrictions of record;
(b) all matters that would be revealed or disclosed in an accurate survey of the Property; (c) all matters that would be revealed or disclosed by a physical inspection of the Property; (d) interests of tenants and other parties in possession; (e) a lien not yet delinquent for taxes for real property and personal property, and any general or special assessments against the Property; and (f) zoning ordinances and regulations and any other laws, ordinances, or governmental regulations or orders restricting or regulating the use, occupancy, or enjoyment of the Property.
IN WITNESS WHEREOF, the undersigned has executed this Grant Deed as of ___________, 199_.
                    "Seller"
                    UNION SQUARE HOTEL PARTNERS,
                    L.P., a Delaware limited
                    partnership


                    By:  Union Square/GP Corp.,
                         a Delaware corporation
                    Its: General Partner


                         By:  s/Jeffrey C. Carter
                              __________________________________
                 Print Name:  Jeffrey C. Carter
                Print Title:  President


STATE OF __________ )
                    :ss.
COUNTY OF _________ )


   On the ____ day of __________, 199_, before me, ___________________
____________________________________________________________, personally appeared _________________________________________________________________
__ personally known to me or __ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


_________________________________
(SEAL)

                            Exhibit A to Grant Deed
                            Legal Description

All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly line of Post Street with the westerly line of Stockton Street; running thence northerly along said line of Stockton Street 275.00 feet and 10-3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street 117.00 feet and 6 inches; thence at a right angle southerly 100 feet; thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10- 3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street 137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said Block is delineated and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps, Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.


                                EXHIBIT C
                          FORM OF BILL OF SALE

                          [See Following Pages]


                              BILL OF SALE

  FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership ("Seller"), does hereby sell and convey to ("Buyer"), all of Seller's right, title, and interest in and to the personal property, furniture, fixtures and equipment (collectively, the "Personal Property") owned by Seller, located at and used exclusively for the operation, maintenance, or management of the "Hotel" (as hereafter defined), including, without limitation, the personal property described on Schedule I attached hereto, but expressly excluding, without limitation, any and all personal property leased by Seller under the contracts set listed on Schedule II attached hereto, and any and all personal property owned or leased by the California Hyatt Corporation, guests of the Hotel, tenants under leases at the Hotel, and suppliers, contractors and vendors serving the Hotel. The "Hotel" shall mean and refer to that certain hotel commonly known as the "Grand Hyatt San Francisco" located at 345 Stockton Street, San Francisco, California.

     Seller represents and warrants to Buyer that Seller has good and marketable title to the Personal Property. Seller has not made and does not make any representations or warranties of any kind whatsoever, oral or written, express or implied, with respect to the condition any of the Personal Property or any such related matters (including, without limitation, any representation or warranty of merchantability or fitness for a particular purpose) and that the Personal Property is sold to Buyer in its present "AS IS, WHERE IS" condition.
     By its acceptance of this Bill and Sale and the Personal Property, Buyer hereby acknowledges receipt of the Personal Property and further acknowledges that Buyer is receiving such Personal Property in its present "AS IS, WHERE IS" condition without recourse or representation or warranty of any kind whatsoever as to the condition thereof.
     This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.
     This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.
     IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of ___________, 199_.

                    "Seller"
                     UNION SQUARE HOTEL PARTNERS, L.P.,
                     a Delaware limited partnership

                By:  Union Square/GP Corp.,
                     a Delaware corporation
               Its:  General Partner

                By:   s/Jeffrey C. Carter
                      _____________________________________
        Print Name:   Jeffrey C. Carter
       Print Title:   President



                           Schedule I to Bill of Sale
                    Description of Certain Personal Property

          The following personal property to the extent located in and about the land and improvements known as the Grand Hyatt-San Francisco, San Francisco, California, consisting of:

                    (i) furniture and furnishings (including furniture, carpeting, draperies, lamps and other items for all guest rooms, offices, and public areas);
                    (ii) hotel equipment (including office equipment, dining room wagons, material handling equipment, cleaning and engineering equipment, vehicles and all equipment required for the operation of kitchens, bars, laundries and dry cleaning facilities);

                    (iii) uniforms, tools and utensils (including staff uniforms and dining room, engineering and housekeeping tools and utensils); and

                    (iv) china, glassware, linens, silverware and the like.



                          Schedule II to Bill of Sale
                Description of Excluded Personal Property

All personal property leased by Seller under the following contracts:

                         (i) Lease Agreement, dated as of September 15, 1989, by and between Seller and Telerent Leasing Corporation, as amended by Lease Addendum #II executed by Seller on September 24, 1994.

                         (ii) Lease Renewal Agreement, dated as of November 21, 1995, by and between Seller and M&SD Financial Services, a division of Electronic Data Systems Corporation.



                                EXHIBIT D
                 FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS
                             [See Following Pages]




                    ASSIGNMENT AND ASSUMPTION OF
                   CONTRACTS, PERMITS AND MISCELLANEOUS
                   PROPERTY ASSETS


     This ASSIGNMENT AND ASSUMPTION OF CONTRACTS, PERMITS AND MISCELLANEOUS PROPERTY ASSETS (this "Assignment") is made as of , 199_ by UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership ("Assignor"), in favor of ("Assignee"), with reference to the following facts:

 A. Assignor is the owner of that certain real property located at 345 Stockton Street in the County of San Francisco, State of California, commonly known as the "Grand Hyatt San Francisco" and more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all buildings and other improve ments thereon (collectively, the "Real Property"). The Real Property is being conveyed to Assignee pursuant to a certain Grant Deed exe cuted by Assignor in favor of Assignee.

     B. Assignor, as the owner of the Real Property, has an interest in the following items: (i) those certain agreements, warranties, and contracts listed on Exhibit B attached hereto and incorporated herein by reference (collectively, the "Contracts"), (ii) those certain licenses, franchises and permits listed on Exhibit B attached hereto, obtained by Seller, if any, used in or relating to the ownership, occupancy or operation of the Property or any part thereof (collectively, the "Permits"), and (iii) Assignor's interest, if any, in and to any contract rights, leases, concessions, trademarks, service marks, trade names (including the names of restaurants, lounges and meeting rooms), logos, copyrights, and rights under guaranties or warranties relating to goods, merchandise or services at or relating to the Hotel (collectively, the "Miscellaneous Property Assets" and, collectively with the Permits and the Contracts, the "Assigned Assets").

     NOW, THEREFORE, in consideration of the foregoing facts:

          1. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor's right, title, and interest in and to the Assigned Assets. This Assignment is made without recourse or representation or warranty whatsoever. By executing this Assignment and assuming the obligations under the Assigned Assets, Assignee acknowledges and agrees that Assignee and Assignee's representatives have been afforded the opportunity to make and have made such inspections of the Assigned Assets assigned hereby and matters related thereto as they have deemed necessary and desirable. Assignee acknowledges that Assignor has not made and does not make any representations or warranties of any kind whatsoever, oral or written, express or implied, with respect to any of the Assigned Assets or any such related matters, except as and to the extent set forth in that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 4, 1996, by and between Assignee and Assignor.

          2. Assignee hereby agrees to and accepts such assignment and, in addition, expressly assumes and agrees to keep, perform, and fulfill all of the terms, covenants, obligations, and conditions required to be kept, performed, and fulfilled by Assignor under, or with respect to, the Assigned Assets from and after the "Closing Date" (as hereafter defined). Assignee further agrees to indemnify, defend, and hold Assignor harmless from and against any and all liability, loss, cost, damage, and expense (including, without limitation, reasonable attorneys' fees and costs) directly or indirectly related to any breach or default by Assignee under the Contracts or the Permits or in Assignee's obligations hereunder, accruing from and after the Closing Date. Assignor agrees to indemnify, defend, and hold Assignee harmless from and against any and all liability, loss, cost, damage, and expense (including, without limitation, reasonable attorneys' fees and costs) directly or indirectly related to any breach or default by Assignor under the Contracts or the Permits prior to the Closing Date."Closing Date" shall mean and refer to the date this Assignment is delivered to Assignee.

          3. The provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.

          4. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which such counterparts shall constitute one and the same instrument.

          5. This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

          6. In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor or Assignee under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees and costs. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment and Assumption of Contracts, Permits and Miscellaneous Property Assets as of the date first set forth above.

                    "Assignor"

                    UNION SQUARE HOTEL PARTNERS, L.P.,
                    a Delaware limited partnership


               By:  Union Square/GP Corp.,
                    a Delaware corporation
              Its:  General Partner


               By:  s/Jeffrey C. Carter
                    __________________________________
       Print Name:  Jeffrey C. Carter
      Print Title:  President


                    "Assignee"


                    By:  ____________________________________
                         a___________________________________


                         By:__________________________________
                         Print Name: _____________________
                         Print Title: _____________________



              Exhibit A to Assignment and Assumption of Contracts
                               Legal Description


All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly line of Post Street with the westerly line of Stockton Street; running thence northerly along said line of Stockton Street 275.00 feet and 10-3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street 117.00 feet and 6 inches; thence at a right angle southerly 100 feet; thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10- 3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street 137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said Block is delineated and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps, Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.



                   Exhibit B to Assignment and Assumption of
          Contracts, Permits and Miscellaneous Property Assets



1.   Contracts:

                        Lease Agreement, dated as of September 15, 1989, by
               and between Seller and Telerent Leasing Corporation, as amended by Lease Addendum #II executed by Seller on September 24, 1994.

                        Lease Renewal Agreement, dated as of November 21,
               1995, by and between Seller and M&SD Financial Services, a division of Electronic Data Systems Corporation.

2.   Permits:

                        Permit to Operate Underground Storage Tank, effective
               February 1, 1996 and expiring February 1, 1997, issued to Seller by the Department of Public Health of the City and County of San Francisco for Tank No. 017020001001 (diesel fuel).



                                EXHIBIT E
              FORM OF ASSIGNMENT AND ASSUMPTION OF OPERATING LEASE
                             [See Following
Pages]
Recording Requested by:
____________________
____________________
____________________


When recorded mail to:
____________________
____________________
____________________


    ----------------------------------------------------------------
                Space Above This Line For Recorder's Use



             ASSIGNMENT, ASSUMPTION AND INDEMNITY AGREEMENT

     This ASSIGNMENT, ASSUMPTION AND  INDEMNITY AGREEMENT (this "Assignment")
is entered as of                           , 199_, by and between Union
Square Hotel Partners, L.P., a Delaware limited partnership ("Assignor") and ___________________, a ______________________ ("Assignee").

                                RECITALS

     A. California Hyatt Corporation, a California corporation ("Tenant") and Massachusetts Life Insurance Company ("Mass. Mutual") are parties to that certain Lease and Agreement dated January 4, 1973 (the "Lease") covering that certain real property located in the City and County of San Francisco and improvements thereon known as the Hyatt on Union Square, as more particularly described on Exhibit A attached hereto (the "Property"). A short form of the Lease was recorded on January 4, 1973 in the Official Records of the City and County of San Francisco at Book B176, Page 76, Series V-43591.

     B. Assignor is the successor in interest to Mass. Mutual's interest in the Lease pursuant to that certain Assumption, Consent and Indemnity Agreement recorded on July 31, 1980 in the Official Records of the City and County of San Francisco at Book D34, Page 481, Series C-124183.

     C.             Assignor and Assignee are parties to that certain
Purchase and Sale Agreement and Joint Escrow Instructions pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase the Property and Assignor has agreed to assign and Assignee has agreed to assume the Lease.

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:
               (a) Assignor assigns and transfers to Assignee all of the right, title and interest of Assignor in, to and under the Lease.

               (b) Assignor warrants to Assignee that Assignor has the right and authority to assign and transfer to Assignee the Lease.

               (c) Assignee assumes as of and from the date hereof all of Assignor's obligations under the Lease.

               (d) Assignee agrees to indemnify and hold Assignor harmless from and against any and all losses, costs, liabilities, damages and expenses (including reasonable attorneys' fees and expenses), accruing on or after the date hereof and arising out of the Lease.

               (e) Assignee further agrees to indemnify and hold Assignor harmless from and against any and all losses, costs, liabilities, damages and expenses (including reasonable attorneys' fees and expenses), whenever arising or accruing, with respect to any and all claims and liabilities relating to current or former employees of Tenant, whether with respect to the Worker Adjustment and Retraining Notification Act, codified at 29 U.S.C. 2101 et.seq., or otherwise.

               (f) In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor or Assignee under this Agreement or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees and costs. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

               (g) This Assignment shall be binding on, and inure to the benefit of, the parties hereto, their successors in interest and assigns.

               (h) This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which such counterparts shall constitute one and the same instrument.

               (i) This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first hereinabove written.



     HT-HOTEL EQUITIES, INC.             UNION SQUARE HOTEL a Delaware
     PARTNERS, L.P. , a corporation      Delaware limited partnership


     By________________________          By:   UNION SQUARE/ GP Corp.,
    Title _____________________               its general partner


     By________________________          By:
     ________________________ Title_____________________
     Jeffrey Carter, President



STATE OF __________ )
                    :ss.
COUNTY OF _________ )


          On the ____ day of __________, 199_, before me,
___________________
____________________________________________________________, personally appeared

_________________________________________________________________
__ personally known to me or __ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


------------------------
(SEAL)



STATE OF __________ )
                    :ss.
COUNTY OF _________ )


          On the ____ day of __________, 199_, before me,
___________________
____________________________________________________________, personally appeared  ___________________________________________________________________
personally known to me or __ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


------------------------
(SEAL)

                        Exhibit A To Assignment of Lease
                            Legal Description

All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly line of Post S treet with the westerly line of Stockton Street; running thence northerly along said line of Stockton Street 275.00 feet and 10-3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street 117.00 feet and 6 inches; thence at a right angle southerly 100 feet; thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10- 3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street
137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said Block is delineat ed and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps, Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.

                                EXHIBIT F
                      FORM OF NON-FOREIGN AFFIDAVIT

                          [See Following Page]



                            NON-FOREIGN AFFIDAVIT OF
                    UNION SQUARE HOTEL PARTNERS, L.P.
                     A DELAWARE LIMITED PARTNERSHIP


          Section 1445 of the Internal Revenue Code of 1986, as amended (the "IRC"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. In addition, Section 18805 of the California Revenue and Taxation Code, as amended (the "R&T Code"), provides that a transferee of a California real property interest must withhold tax if the transferor's last known street address is outside the boundaries of the State of California. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. and California real property interest by UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership ("Transferor"), the undersigned Transferor hereby certifies as follows:

         1. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the IRC and the regulations promulgated thereunder);

         2.   Transferor's U.S. taxpayer I.D. number is ________; and

         3.   Transferor's office address is _________________.

          Transferor understands that this certification may be disclosed to the Internal Revenue Service and/or the California Franchise Tax Board and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalties of perjury, Transferor declares that it has examined the foregoing certification and it is true, correct, and complete.

                        "Transferor"

                        UNION SQUARE HOTEL PARTNERS, L.P.,
                        a Delaware limited partnership


                        By:  Union Square/GP Corp.
                             a Delaware corporation
                        Its: General Partner


                          By: s/Jeffrey C. Carter
                              ________________________________
                  Print Name: Jeffrey C. Carter
                 Print Title: President




                                   EXHIBIT G
                           FORM OF ESTOPPEL AGREEMENT

                              [See Following Page]
               ESTOPPEL AGREEMENT OF CALIFORNIA HYATT
                             CORPORATION ________________, 199_

HT-Hotel Equities, Inc.
200 West Madison
Chicago, Illinois 60606
Attention:  General Counsel

Union Square Hotel Partners, L.P.
c/o Union Square/GP Corp.
3 World Financial Center, 29th Floor
New York, New York  10285-2900

        RE:  Grand Hyatt San Francisco

Ladies and Gentlemen:

        California Hyatt Corporation, a Delaware corporation ("Tenant"), as lessee and operator, and Union Square Hotel Partners, L.P., a Delaware limited partnership ("Landlord"), as successor-in-interest to the lessor and as owner, are parties to that certain Agreement and Lease, dated January 4, 1973, as amended by First Amendment to Lease dated as of August 29, 1986, Second Amendment to Lease dated as of May 1, 1989, Third Amendment to Lease dated as of June 30, 1992, and Fourth Amendment to Lease dated as of August 29, 1996 (collectively, the "Lease"), pursuant to which Landlord has leased to Tenant for Tenant's operation in accordance therewith, certain real property and improve ments thereon (collectively, the "Property") located in San Francisco County, California, which Property is more particularly described in Exhibit "A" attached hereto. Tenant understands that HT-Hotel Equities, Inc., a Delaware corporation ("Purchaser"), has entered into an agreement with Landlord to purchase the Property, subject to the Lease. Landlord has requested that Tenant deliver this Estoppel Certificate to Purchaser and Landlord, and by delivering this Estoppel Certificate to Purchaser, Tenant acknowledges that Landlord has ad vised Tenant of the prospective transaction described in this paragraph.

        Tenant hereby certifies to Landlord and to Purchaser, as of the date hereof, as follows:

1. Lease. The Lease attached hereto as Exhibit "B" is a true, correct, and complete copy of the Lease, is in full force and effect, and Landlord and Tenant have not entered into any other agreement that has modified, supplemented, or amended in any way the terms or provisions of the Lease, and the Lease represents the entire agreement between Landlord and Tenant as to the Property and the premises demised thereunder.

2. Landlord's Obligations. Landlord has done all things required of Landlord under the Lease to be done as of the date hereof, and Tenant, as of the date hereof, has no offset, defense, deduction, or claim against Landlord, and Landlord is not in default under the Lease, and no event has occurred which, with the passage of time or with the giving of notice, or both, would result in a default by Landlord under the Lease.

3. Rent. Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession.

4. Purchase Rights. Except as expressly provided in the Lease, Tenant has no right to renew or extend the term of the Lease, nor any option or preferential right to purchase all or any part of the premises demised thereunder or all or any part of the Property, nor any right, title, or interest with respect to the Property other than as a tenant and operator of the Property under the Lease.

5. Security Deposit. Landlord holds no security or other depos it of Tenant, and all security or other deposits of Tenant previously held by Landlord have been refunded in full to Tenant.

6. Assignment and Subletting. Tenant has not assigned any of its rights under the Lease, and except as described on Exhibit "C" attached hereto, has not sublet the demised premises to any sublessee. Except as described on Exhibit "C", no one except Tenant and its employees occupies the premises demised under the Lease.

7. Insurance. All insurance, if any, required to be maintained by Tenant under the Lease is presently in full force and effect.

8. Pending Actions. No actions, voluntary or otherwise, are pending against Tenant under the bankruptcy, insolvency, or similar laws of the United States or any state thereof.

9. Consent to Sale. Tenant acknowledges and consents to Landlord's sale of the Property and assignment of the Lease to Purchaser.

10.  Notices.  The address for notices to be sent to Tenant is .

                                   Very truly yours,
                                   CALIFORNIA HYATT CORPORATION,
                                   a Delaware corporation

                                   By:
                                   ________________________
                                   Print Name:
                                   ________________ Print
                                   Title:________________




                           LANDLORD'S CERTIFICATION:


               By its execution hereof, Landlord hereby certifies to Tenant and to Purchaser that Tenant has done all things required of Tenant under the Lease to be done as of the date hereof, and Landlord, as of the date hereof, has no offset, defense, deduction, or claim against Tenant (other than for the payment of rent under the Lease not yet due and payable), and Tenant is not in default under the Lease, and no event has occurred which, with the passage of time or with the giving of notice, or both, would result in a default by Tenant under the Lease.


                         UNION SQUARE HOTEL PARTNERS, L.P.,
                         a Delaware limited partnership


                         By:  Union Square/GP Corp.
                              a Delaware corporation
                         Its: General Partner


                              By:
                              ________________________________
                              Print Name:   Jeffrey C. Carter
                              Print Title:   President



                       Exhibit "A" to Estoppel Agreement

                      LEGAL DESCRIPTION OF PROPERTY
  All that certain real property situated in the City and County of San Francisco, State of California, described as follows:

BEGINNING at the point of intersection of the northerly li ne of Post Street with the westerly line of Stockton Street; running thence northerly along said line of Stockton Street 275.00 feet and 10-3/4 inches to the southerly line of Sutter Street; thence at a right angle westerly along said line of Sutter Street 117.00 feet and 6 inches; thence at a right angle southerly 100 feet; thence at a right angle westerly 20 feet; thence at a right angle southerly 175 feet and 10-3/4 inches to the northerly line of Post Street; thence at a right angle easterly along said line of Post Street 137.00 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 142, which said Block is delineated and shown on the record of Survey Map thereof recorded January 8, 1970 in Book "S" of Maps, Page 47, in the Office of the Recorder of the City and County of San Francisco, State of California.




                    Exhibit "B" to Estoppel Agreement

                                  LEASE

                            [To Be Attached]





                              Exhibit "C" to Estoppel Agreement

                                SUBLEASES

                            [To Be Attached]








                                EXHIBIT H
                            LIST OF CONTRACTS

     1. Lease Agreement, dated as of September 15, 1989, by and between Seller and Telerent Leasing Corporation, as amended by Lease Addendum #II executed by Seller on September 24, 1994

     2. Lease Renewal Agreement, dated as of November 21, 1995, by and between Seller and M&SD Financial Services, a division of Electronic Data Systems Corporation



                                EXHIBIT I
                             LIST OF PERMITS

     1. Permit to Operate Underground Storage Tank, effective February 1, 1996 and expiring February 1, 1997, issued to Seller by the Department of Public Health of the City and County of San Francisco for Tank No. 017020001001 (diesel fuel).


                                EXHIBIT J
                   FORM OF LIMITED PARTNER VOTE NOTICE

                          [See Following Page]




                       LIMITED PARTNER VOTE NOTICE

                                 [Date]


To:       HT-Hotel Equities, Inc.
          First American Title Insurance Company

From:     Union Square Hotel Partners, L.P.

          Re:  Grand Hyatt San Francisco

          Capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 4, 1996 (the "Purchase Agreement") by and among HT-Hotel Equities, Inc., Union Square Hotel Partners, L.P., and First American Title Insurance Company.

          This notice shall serve to inform you that a meeting (the "Meeting") of the limited partners and unit holders (collectively, the "Limited Partners") of Union Square Hotel Partners, L.P. was held on , 199 at which time the Limited Partners voted to [approve/disapprove] the sale of the Property in accordance with the terms and conditions of the Purchase Agreement.

          The undersigned hereby certifies that the Meeting was duly noticed and held in accordance with the terms of the Seller's Partnership Agreement and that a vote of the Limited Partners was solicited at such Meeting in accordance with the Proxy Materials.

                         Very truly yours,
                         UNION SQUARE HOTEL PARTNERS, L.P.,
                         a Delaware limited partnership

                         By:  Union Square/GP Corp.,
                              a Delaware corporation,
                         Its: General Partner
                              By:  ______________________
                                     Jeffrey C. Carter
                                     President




                               TABLE OF CONTENTS
        ARTICLE I
EFFECTIVE DATE
2
        ARTICLE II
DEFINITIONS
2


        ARTICLE III
PROPERTY SUBJECT TO AGREEMENT
7
        ARTICLE IV
PURCHASE PRICE, PAYMENT OF
PURCHASE PRICE AND LIQUIDATED DAMAGES
8

        4.1  Purchase Price.
8
        4.2  Payment of Purchase Price; Deposit.
8
        4.3  Allocation of Purchase Price.
9
        4.4  Investment of Deposit.
9
        4.5  Liquidated Damages.
9


        ARTICLE V
"AS IS, WHERE IS" SALE
11

        5.1  "AS IS, WHERE IS" Sale.
11
        5.2  Inspection.
13


        ARTICLE VI
TITLE TO PROPERTY; APPROVALS
14

        6.1  Title.
14
        6.2  Approval of Title.
15
      6.3  Personal Property and Contracts, Permits
             and Miscellaneous Property Assets.
16
        6.4  Approval of Other Matters.
16


        ARTICLE VII
BUYER'S CONDITIONS PRECEDENT TO CLOSING
16


        7.1  Owner's Title Policy.
16
        7.2  Seller's Non-Foreign Affidavit.
16
        7.3  Seller's Organizational Documents.
17
        7.4  Compliance by Seller.
17
        7.5  Representations and Warranties.
17
        7.6  Limited Partner Approval.
17
        7.7  Covenant to Satisfy Conditions.
17


        ARTICLE VIII
SELLER'S CONDITIONS PRECEDENT TO CLOSING
17

        8.1  Limited Partner Vote.
17
        8.2  Buyer's Organizational Documents.
20
        8.3  Estoppel by Operator.
21
        8.4  Compliance By Buyer.
21
        8.5  Representations and Warranties.
21
        8.6  Covenant to Satisfy Conditions.
21


        ARTICLE IX
ESCROW AND CLOSING
21

        9.1  Deposit With Escrow Holder and Escrow
             Instructions.
             21
        9.2  Closing.
21
        9.3  Deliveries by Seller.
22
        9.4  Deliveries by Buyer.
23
        9.5  Other Instruments; Revised Deliveries.
24
        9.6  Prorations and Apportionments.
24
        9.7  Costs and Expenses.
26
        9.8  Close of Escrow.
26
        9.9  Notification; Closing Statements.
27


        ARTICLE X
REPRESENTATIONS, WARRANTIES, AND COVENANTS
28

        10.1 Buyer's Representations and Warranties.
28
        10.2 Seller's Representations and Warranties.
28
        10.3 Continuation and Survival of
             Representations and Warranties;
             Limitations on Liability Therefor.
30
        ARTICLE XII
OPERATION OF THE PROPERTY
31


        ARTICLE XIII
LOSS BY CASUALTY; CONDEMNATION
32

        13.1 Damage or Destruction.
32
        13.2 Condemnation.
32


        ARTICLE XIV
MISCELLANEOUS
33
        14.1  Notices.
33
        14.2  Brokers and Finders.
34
        14.3  Assignment.
34
        14.4  Successors and Assigns.
36
        14.5  Amendments.
36
        14.6  Interpretation.
36
        14.7  Governing Law.
36
        14.8  Entire Agreement.
36
        14.9  Attorneys' Fees and Costs.
36
        14.10 Time of the Essence.
37
        14.11 Confidentiality.
37
        14.12 No Waiver.
37
        14.13 Further Acts.
38
        14.14 Exhibits.
38
        14.15 Counterparts.
38
        14.16 No Intent to Benefit Third Parties.
38
         14.17 Performance Due on Day Other Than
              Business Day.
38
        14.18 Expenses of Purchase and Sale.
38
        14.19 Severability.
38
        14.20 No Recording.
38
        14.21 Quitclaim.
38
        14.22 Termination of Agreement.
39
        14.23 Waiver of Known Defaults
40